                                                                 EXHIBIT 2.2



                            STOCK EXCHANGE AGREEMENT


                                     AMONG


                     AVANA TELECOMMUNICATIONS GROUP, INC.,

                            GRACE DEVELOPMENT, INC.


                                      AND


                                P.V. TEL. INC.,

                          AND THE SHAREHOLDERS THEREOF




                               February 15, 2000

                            STOCK EXCHANGE AGREEMENT

         Agreement entered into as of February 15, 2000, by and among Grace Development, Inc., a Colorado corporation ("Parent"), Avana Telecommunications Group, Inc., a Georgia corporation and wholly-owned subsidiary of Parent ("Avana"), P.V. Tel. Inc., a South Carolina corporation (the "Target") and the shareholders of Target listed on Schedule I hereto (collectively the "Shareholders"). Avana, Parent, Target and the Shareholders are referred to collectively herein as the "Parties."

         The Shareholders in the aggregate own all of the outstanding capital stock of the Target.

         This Agreement contemplates a transaction in which Avana will acquire from the Shareholders, and the Shareholders will convey to Avana, all of the outstanding capital stock of the Target in return for shares of the common stock, no par value (the "Common Stock") of Parent. The parties intend that the Exchange is to qualify as a tax-free "reorganization" within the meaning of
Section 368(a)(1)(B) of the Code (as hereinafter defined).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504 or any similar group defined under a similar provision of state, local or foreign law.

         "Applicable Rate" means the corporate base rate of interest announced from time to time by Bank of America.

         "Avana" has the meaning set forth in the preface above.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or reasonably could form the basis for any specified consequence.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" has the meaning set forth in the preface above.

         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public, including, without limitation, the SEC Letter.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Rogers & Hardin, LLP, a Georgia limited liability partnership.

         "Escrow Agreement" means the agreement so entitled, the form of which is attached hereto as Exhibit E.

         "Escrow Shares" has the meaning set forth in Section 2(b) below.

         "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fair Market Value" means, with respect to the Common Stock, the closing price of the Common Stock on the securities exchange having the greatest trading volume on a given trading day, or, if there have been no sales on a particular trading day, the average of the last reported bid and asked quotations on such exchange at the close of business for such trading day.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statement" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Shareholders" means the Shareholders listed on Schedule 2(b) attached hereto, except Scott Brodey.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investment Letter" means that certain letter to be delivered to the Parent at the Closing by each of the Shareholders and V. T. Murray, the form of which is attached hereto as Exhibit A.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Change" has the meaning set forth in Section 4(h) below.

         "Material Adverse Effect" means a material and adverse effect upon the business, properties, operations, financial condition or results of operations of Target or any of its Subsidiaries.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in
Section 4(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PV Tel Note" means those certain promissory notes dated as of November 1, 1999 and December 21, 1999 given by the Target to Parent, and the related Stock Pledge Agreements given by certain Shareholders to secure the obligations thereunder.

         "Registration Rights Agreement" means the agreement so entitled, the form of which is attached hereto as Exhibit F.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Requisite Shareholders" means Shareholders holding a majority in interest of the Target Shares as set forth in Section 4(b) of the Disclosure Schedule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Share Consideration" means Two Million Thirty Thousand (2,030,000) shares of Common Stock.

         "Shareholders" has the meaning set forth in the preface above.

         "Shareholder Notes" means those certain promissory notes given by Coastal Growth Partners, L.P., a limited partnership formed under the laws of the State of South Carolina and Peter Noce, an individual resident of the State of Virginia, to the Parent in the aggregate principal amount of $450,000, the forms of which are attached hereto as Exhibit G-1 and G-2.

         "Subsidiary" means any corporation or other business entity, including, without limitation, any limited liability company, with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or membership interests or has the power to vote or direct the voting of sufficient securities or other equity interests to elect a majority of the directors or otherwise control the affairs of such business entity.

         "Target" has the meaning set forth in the preface above.

         "Target Shares" means any share of the capital stock of the Target as set forth in Section 4(b) hereof.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental

(including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         2.       Exchange of Target Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Avana agrees to acquire from each of the Shareholders, and each of the Shareholders agrees to convey to Avana, all of his or its Target Shares for the consideration specified below in this Section 2.

         (b) Share Consideration. Avana and Parent agree to deliver the Share Consideration to the Shareholders at the Closing by delivery of certificates for whole shares of Common Stock as follows: (i) Seven Hundred Fifty Thousand (750,000) shares of the Share Consideration shall be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement (the "Escrow Shares") and (ii) the balance of the Share Consideration shall be delivered to Shareholders. The Share Consideration shall be allocated among the Shareholders in accordance with Schedule 2(b) attached hereto.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin LLP in Atlanta, Georgia, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Avana and the Requisite Shareholders may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than February 29, 2000.

         (d) Deliveries at the Closing. At the Closing, (i) the Shareholders will deliver to Avana the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Avana will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Shareholders will deliver to Avana stock certificates representing all of his or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Avana will deliver to the Shareholders and the Escrow Agent the Share Consideration as specified in Section 2(b) above.

         3.       Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Shareholders. Each of the Shareholders, severally (and in proportion to their respective shares of the Share Consideration) and not jointly, represents and warrants to Avana that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement with respect to himself or itself, except as set forth in Annex I attached hereto.

                  (i) Organization of Certain Shareholders. If one or more of the Shareholders is a corporation, partnership or other business entity, such Shareholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (ii) Authorization of Transaction. Each Shareholder has full power and authority (including, if one or more of the Shareholders is a corporation or other business entity, full corporate or other organizational power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions. No Shareholder is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Shareholder is subject or, if the Shareholder is a corporation, any provision of its charter or bylaws or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Shareholder is a party or by which he or it is bound or to which any of his, her or its assets is subject.

                  (iv) Brokers' Fees. No Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Avana could become liable or obligated, except for V. T. Murray, a resident of the State of Georgia, to whom Avana and Parent have agreed to issue One Hundred Twenty Thousand (120,000) shares of Common Stock in consideration therefor on the Closing Date (the "Murray Fee").

                  (v) Investment. Each Shareholder (A) understands that the Share Consideration has not been, and, except as otherwise provided in the Registration Rights Agreement, will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Share Consideration solely for his or its own account for investment purposes, and not with a view to the distribution thereof,
         (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Avana and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Share Consideration, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Share Consideration.

                  (vi) Target Shares. Each Shareholder holds of record and owns beneficially the number of Target Shares set forth next to his or its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). No Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

         (b) Representations and Warranties of Avana. Avana represents and warrants to the Shareholders that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement, except as set forth in Annex II attached hereto.

                  (i) Organization of Avana. Avana is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Avana has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Avana, enforceable in accordance with its terms and conditions. Avana need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Avana is subject or any provision of its charter or bylaws or
         (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Avana is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. Avana has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholders could become liable or obligated.

                  (v) Investment. Avana is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (c) Representations and Warranties of the Parent. Parent represents and warrants to the Shareholders that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement, except as set forth in Annex II attached hereto.

                  (i) Organization of Parent. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent, enforceable in accordance with its terms and conditions. Parent does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent is subject or any provision of its charter or bylaws or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Parent is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. Except for the Murray Fee, Parent has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholder could become liable or obligated.

                  (v) Capitalization; Share Consideration. The authorized capital stock of Parent consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which 75,308,457 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. The shares of Common Stock constituting the Share Consideration, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (vi) SEC Reports and Parent Financial Statements. Since September 28, 1999, Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by it through the date hereof, under the Securities Exchange Act (such forms, reports, schedules, statements, amendments and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC

         Reports"). Except with respect to matters previously disclosed to the Shareholders in that certain letter from Parent dated February 9, 2000, including all information and attachments incorporated therein by reference, (the "SEC Letter"), the SEC Reports, at the time filed,
         (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act. Except with respect to matters previously disclosed in the SEC Letter, the financial statements of Parent (including the related notes and schedules thereto) included in the SEC Reports (the "Parent Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-QSB promulgated by the SEC) and (iii) fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments) (A) the financial position of Parent, (B) the results of its operations and (C) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be.

                  (vii) No Material Adverse Change. Since September 30, 1999, there has not been any material adverse change in the business, financial condition, operations or results of operations of Parent.

                  (viii) Tax Matters. Each of Parent and Avana has filed all material Tax Returns that each of them were required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes due and payable by Parent or Avana (whether or not shown on any Tax Return) have been paid or adequate provisions has been made therefor. There are not Security Interests on any of the assets of the Parent or Avana that arose in connection with any failure (or alleged failure) to pay any Tax. There is no asserted deficiency, dispute or claim concerning any tax Liability of Parent or Avana claimed or raised by any authority in writing.

         4. Representations and Warranties Concerning the Target and Its Subsidiaries. Target and the Shareholders, jointly and severally, represent and warrant to Avana and Parent that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Shareholders to Avana and Parent on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure to be so qualified would not have a Material Adverse Effect. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except such licenses, permits and authorizations the failure so to have would not have a Material Adverse Effect. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries. The Shareholders have delivered to Avana correct and complete copies of the charter, bylaws or other organizational and governance documents of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, members, the board of directors, the managers and any committees of the board of directors or managers), the certificate books, and the stock or membership record books of each of the Target and its Subsidiaries are correct and complete in all material respects. None of the Target and its Subsidiaries is in default under or in violation of any provision of its charter, bylaws or other organizational or governance documents.

         (b) Capitalization. The entire authorized capital stock of the Target consists of 11,000 shares of common stock, par value $.001, and 2,500 shares of preferred stock, par value $500, of which 7,500 shares of common stock and 2,500 shares of preferred stock are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. None of the Target and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold or license interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock or membership interests of each class of its capital stock or other equity interest, (iii) the number of issued and outstanding shares of each class of its capital stock or membership or other equity interests, the names of the holders thereof, and the number of shares or interests held by each such holder, and (iv) the number of shares of its capital stock, membership interests or other equity interest held in treasury. All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. The Target or one of its Subsidiaries holds of record and owns beneficially all of the outstanding shares or equity interests of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other equity interest of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other equity interest. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target or its Subsidiaries controls directly or indirectly or has any direct or indirect equity interest in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

         (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Target and its Subsidiaries; and (ii) unaudited consolidated balance sheet and statements of income, expenses and retained earnings, and cash flow (the "Most Recent Financial Statements") as of and for the three months ended December 31, 1999 for the Target and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and its Subsidiaries on a consolidated basis as of such dates and the results of operations of the Target and its Subsidiaries on a consolidated basis for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Target and its Subsidiaries (which books and records are correct and complete in all material respects); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (h) Events Subsequent to Most Recent Financial Statements. Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the business, financial condition, operations or results of operations of any of the Target and its Subsidiaries (a "Material Adverse Change"), taken as a whole. Without limiting the generality of the foregoing, since that date:

                  (i) none of the Target and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

                  (ii) none of the Target and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $7,500 or otherwise outside the Ordinary Course of Business;

                  (iii) no party (including any of the Target and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $7,500 to which any of the Target and its Subsidiaries is a party or by which any of them is bound;

                  (iv) none of the Target and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) none of the Target and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $7,500 or otherwise outside the Ordinary Course of Business;

                  (vi) none of the Target and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $7,500 or otherwise outside the Ordinary Course of Business;

                  (vii) none of the Target and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,000 singly or $7,500 in the aggregate;

                  (viii) none of the Target and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) none of the Target and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $7,500 or otherwise outside the Ordinary Course of Business;

                  (x) none of the Target and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of any of the Target and its Subsidiaries;

                  (xii) none of the Target and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) none of the Target and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) none of the Target and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property that would have a Material Adverse Effect, taken as a whole;

                  (xv) none of the Target and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) none of the Target and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) none of the Target and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) none of the Target and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) none of the Target and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) none of the Target and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Target and its Subsidiaries that reasonably could be expected to have a Material Adverse Effect, taken as a whole;

                  (xxii) none of the Target or its Subsidiaries has surrendered, forfeited or otherwise terminated any license, permit or authorization to conduct its business; and

                  (xxiii) none of the Target and its Subsidiaries has committed to any of the foregoing.

         (i) Undisclosed Liabilities. None of the Target and its Subsidiaries has any Liability (and there is no Basis of which any of Target, its Subsidiaries or the Shareholders is aware for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (or in any notes thereto); (ii) Liabilities which have arisen after the date of the Most Recent Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); and (iii) Liabilities that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect, taken as a whole.

         (j) Legal Compliance. Each of the Target and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except for such noncompliance that would not have a Material Adverse Effect, taken as a whole, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k)      Tax Matters.

                  (i) Each of the Target and its Subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes due and payable by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequate provision has been made therefor. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party.

                  (iii) There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries claimed or raised by any authority in writing. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to Avana correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since December 31, 1996.

                  (iv) None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of the Target and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Target and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Target and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Target and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was or is the Target) or (B) has any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) As of the date of the Most Recent Financial Statements, all Taxes of the Target and its Subsidiaries required to be accrued under GAAP (excluding any deferred Taxes established to reflect timing differences between book and Tax income) are set forth in the Most Recent Balance Sheet (or in any notes thereto).

         (l)      Real Property.

                  (i) Section 4(l)(i) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target and its Subsidiaries. The Shareholders have delivered to Avana correct and materially complete copies of the leases and subleases listed in Section 4(l)(i) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(i) of the Disclosure Schedule:

                           (A) the lease or sublease is, with respect to Target and its Subsidiaries, legal, valid, binding, enforceable, and in full force and effect;

                           (B) the lease or sublease will, with respect to Target and its Subsidiaries, continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) neither Target nor any of its Subsidiaries, nor, to the Shareholders' Knowledge, any other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) neither Target nor any of its Subsidiaries, nor, to the Shareholders' Knowledge, any other party to the lease or sublease, has repudiated any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F)      with respect to each sublease, the
                  representations and warranties set forth in Subsections (A) through (E) above are, to the Shareholders' Knowledge, true and correct with respect to the underlying lease;

                           (G) none of the Target and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H)      to the Shareholders' Knowledge, all
                  facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I)      all facilities leased or subleased
                  thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                           (J) to the Shareholders' Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         (m)      Intellectual Property.

                  (i) The Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Target or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and its

         Subsidiaries has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) None of the Target or its Subsidiaries has infringed upon or misappropriated any Intellectual Property rights of third parties, and none of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries is currently in receipt of, or know of the Basis for, any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation (including any claim that any of the Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, no third party has infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target and its Subsidiaries.

                  (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Target and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Shareholders have delivered or made available to Avana correct and materially complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Avana correct and materially complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Target and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                           (A) the Target and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) none of the Target and its Subsidiaries has an existing agreement to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Target and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Shareholders have delivered or made available to Avana correct and materially complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission covering the item is, with respect to the Target and its Subsidiaries, legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission will, with respect to the Target and its Subsidiaries, continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C) neither Target nor any of its Subsidiaries, nor, to the Shareholders' Knowledge, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) neither Target nor any of its Subsidiaries, nor, to the Shareholders' Knowledge, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the representations and warranties set forth in Subsections (A) through (D) above are true and correct, to the Shareholders' knowledge, with respect to the underlying license;

                           (F)      to the Shareholders' knowledge, the
                  underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) none of the Target and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, neither Target nor any of its Subsidiaries will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

         (n) Tangible Assets. The Target and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used, except for such defects, maintenance and operating conditions as would not have a Material Adverse Effect, taken as a whole.

         (o) Contracts. Section 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $5,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any of the Shareholders and their Affiliates (other than the Target and its Subsidiaries);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii)   any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $35,000 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Shareholders have delivered to Avana a correct and materially complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement listed in Section 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is, with respect to Target and its Subsidiaries, legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will, with respect to Target and its Subsidiaries, continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Target nor its Subsidiaries, nor to any Shareholder's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither Target nor its Subsidiaries, nor to any Shareholder's Knowledge, any other party has repudiated any provision of the agreement.

         (p) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the Most Recent Financial Statements (or in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target or its Subsidiaries.

         (r) Insurance. Section 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Target and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.


With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect with respect to the Target and its Subsidiaries; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect with respect to the Target and its Subsidiaries on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Target and its Subsidiaries, nor to any Shareholder's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither any of the Target and its Subsidiaries nor, to any Shareholder's Knowledge, any other party to the policy has repudiated any provision thereof. Each of the Target and its Subsidiaries has been covered during the respective periods in which each has been in operation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Target and its Subsidiaries.

         (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or , to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Target and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in
Section 4(s) of the Disclosure Schedule, none of the actions, suits, proceedings, hearings or investigations set forth in Section 4(s) of the Disclosure Schedule could reasonably be expected to result in any Material Adverse Change or have a Material Adverse Effect. None of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Target and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation that could reasonably be expected to have a Material Adverse Effect may be brought or threatened against any of the Target and its Subsidiaries.

         (t) Product Warranty;Y2K. (i) Each product or service manufactured, sold, leased, performed or delivered by any of the Target and its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Target and its Subsidiaries has any Liability (and, to any Shareholder's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith that could resonably be expected to have a Material Adverse Effect, taken as a whole, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (or in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. No product or service manufactured, sold, leased, performed or delivered by any of the Target and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(t) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Target and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). (ii) The computer hardware and software systems used for the storage and processing of the Target's data ("Systems") are Millennium Compliant, to the Shareholders' Knowledge, none of the Systems, operations or business functions will be materially adversely affected by any third party's failure to be Millennium Compliant, to the Shareholders' Knowledge, all of the Target's suppliers, customers and third party providers (as such Persons affect the services to be provided to the Target hereunder) are Millennium Compliant, and the Target is taking, or has taken, all necessary and appropriate action to address and remedy any deficiencies in the Systems from becoming Millennium Compliant. As used in this Agreement, "Millennium Compliant" shall mean the ability of the Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (A) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates; (B) function accurately and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (C) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (D) store and provide output of date information in ways that are unambiguous as to century.

         (u) Product Liability. None of the Target and its Subsidiaries has any Liability (and, to any Shareholder's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product or service manufactured, sold, leased, provided or delivered by any of the Target and its Subsidiaries.

         (v) Employees. To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Target and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Target and its Subsidiaries. None of the Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries has committed any unfair labor practice. None of the

Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Target and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries.

         (w)      Employee Benefits.

                  (i) Section 4(w) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Target and its Subsidiaries maintains or to which any of the Target and its Subsidiaries contributes.

                           (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is intended to meet the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (E) The representations set forth in the preceding paragraphs (A) through (D) apply with respect to an Employee Benefit Plan that is a Multiemployer Plan only to the extent of the Knowledge of the Target and its Subsidiaries.

                           (F) The market value of the assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan or an Employee Pension Benefit Plan that is intended to be unfunded) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (G) The Shareholders have delivered or made available to Avana correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan (other than any Multiemployer Plan).

                  (ii) Neither the Target, its Subsidiaries or the Controlled Group of Corporations which includes the Target and its Subsidiaries has incurred any material Liability which has not been satisfied with respect to any Employee Benefit Plan that any of the Target, its Subsidiaries, and the Controlled Group of Corporations which includes the Target and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, for:

                           (A) A complete or partial termination or a Reportable Event as to which notices would be required to be filed with the PBGC or any proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan;

                           (B)      A Prohibited Transaction, breach of
                  fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan; or

                           (C) Any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan that is not a Multiemployer Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Target and its Subsidiaries, threatened. None of the Shareholders and the directors of the Target and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation. To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters), no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan that is a Multiemployer Plan (other than routine claims for benefits) and to which the Target or a Subsidiary is a party, is pending or threatened and none of the Shareholders and the directors of the Target and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

                  (iv) None of the Target, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes the Target and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (v) None of the Target and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code
         Section 4980B).

         (x) Guaranties. None of the Target and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (y)      Environment, Health, and Safety.

                  (i) Each of the Target, its Subsidiaries, and their respective predecessors has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Target, its Subsidiaries, and their respective predecessors has obtained and is in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) None of the Target and its Subsidiaries has any Liability (and none of the Target, its Subsidiaries, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that reasonably could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Target and its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Target, its Subsidiaries, and their respective predecessors are free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (z) Certain Business Relationships with the Target and Its Subsidiaries. None of the

Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Target and its Subsidiaries.

         (aa) Disclosure. No representation or warranty of the Target or the Shareholders in this Agreement and no statement in the Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. The Shareholders will cause each of the Target and its Subsidiaries to give any notices to third parties, and will cause each of the Target and its Subsidiaries to use its reasonable best efforts to obtain any third party consents, that Avana reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Shareholders will cause each of the Target and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

         (c) Operation of Business. The Shareholders will not cause or permit any of the Target and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit any of the Target and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

         (d) Preservation of Business. The Shareholders will cause each of the Target and its Subsidiaries to use their reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. Each of the Shareholders will permit, and the Shareholders will cause each of the Target and its Subsidiaries to permit, representatives of Avana to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries.

         (f) Notice of Developments. The Shareholders will give prompt written notice to Avana of any Material Adverse Change causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any Material Adverse Change causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. None of the Shareholders will (and the Shareholders will not cause or permit any of the Target and its Subsidiaries
to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Shareholders will notify Avana immediately if any Person makes any proposal, offer, inquiry, or contact with them with respect to any of the foregoing.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholders acknowledge and agree that from and after the Closing Avana will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target and its Subsidiaries.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any third-party claim or action in connection with the transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Target and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) Transition. For a period of three years following the Closing Date, none of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Target and its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing as it maintained with the Target and its Subsidiaries prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the businesses of the Target and its Subsidiaries to Avana from and after the Closing.

         (d) Confidentiality. Each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Avana or destroy, at the request and option of Avana, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Shareholders will notify Avana promptly of the request or requirement so that Avana may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his or its reasonable best efforts to obtain, at the reasonable request and sole expense of Avana, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Avana shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Non-Solicitation.. For a period of three years from and after the Closing Date, none of the Shareholders who do not otherwise become employees of Avana or its Affiliates will solicit, or participate in any solicitation of, the customers, suppliers, officers, directors, employees or representatives of the Parent, Avana or any of their respective subsidiaries or affiliated companies, to breach any contract with such company, terminate any relationship with such company or leave the employ of such company. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Share Consideration. (i) Certificates representing the Escrow Shares will be imprinted with a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN THAT CERTAIN STOCK EXCHANGE AGREEMENT DATED AS OF FEBRUARY 15, 2000 AMONG THE ISSUER OF THIS CERTIFICATE AND CERTAIN OTHER PERSONS. THIS CERTIFICATE WAS

ORIGINALLY ISSUED ON ____, 2000.

(ii) Certificates representing the Share Consideration, including the Escrow Shares, will be imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER HEREOF AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN STOCK EXCHANGE AGREEMENT DATED AS OF FEBRUARY 15, 2000 AMONG THE ISSUER OF THIS CERTIFICATE AND CERTAIN OTHER PERSONS. THE ISSUER OF THIS CERTIFICATE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

Prior to the second anniversary of the Closing Date, each Shareholder desiring to transfer any of the Share Consideration first must furnish Parent with (i) a written opinion reasonably satisfactory to Parent in form and substance from counsel reasonably satisfactory to Parent by reason of experience to the effect that the holder may transfer such shares as desired without registration under the Securities Act; (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Parent in form and substance agreeing to be bound by the recoupment provisions, if applicable, and the restrictions on transfer contained herein, if applicable, and (iii) comply with any other applicable terms and conditions contained in the Investment Letter to which such Shareholder is a party. Parent will cause the applicable legends to be removed from such certificates promptly following the termination of the restrictions referred to therein.

         (g) Cancellation of the PV Tel Note. Promptly following the Closing, Parent shall cancel the PV Tel Notes and shall deliver to the Shareholders evidence of such cancellation.

         (h) Trading in Parent Securities. At any time that any of the Shareholders are in possession of any material, nonpublic information regarding the Parent, including, without limitation, the information contained in the SEC Letter, such Shareholders shall refrain from purchasing or selling any shares of the Common Stock or disclosing such information to any other person. The provisions of this Section 6(h) shall survive the termination of this Agreement for any reason.

         7.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of Avana. The obligation of Avana to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Avana to own the Target Shares and to control the Target and its Subsidiaries, or (D) have a Material Adverse Effect, taken as a whole, upon the right of any of the Target and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Shareholders shall have delivered to Avana a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) the Parties, the Target, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii),
         Section 3(b)(ii), and Section 4(c) above;

                  (vii) Avana shall have received from counsel to the Shareholders an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to Avana, and dated as of the Closing Date;

                  (viii) Avana shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom Avana shall have specified in writing at least five business days prior to the Closing;

                  (ix) each of the Shareholders shall have executed and delivered the Investment Letter;

                  (x) each of the Shareholders, Avana and the Escrow Agent shall have executed and delivered the Escrow Agreement;

                  (xi) Coastal Growth Partners, L.P. and Peter Noce shall have executed and delivered the Shareholder Notes;

                  (xii) Avana shall have received evidence, in form and substance reasonably satisfactory to it, of the settlement of the litigation referred to in Section 4(s) of the Disclosure Schedule;

                  (xiii) Avana shall have received evidence, in form and substance reasonably satisfactory to it, of the termination or cancellation of the matters and agreements set forth on

         Exhibit H attached hereto; and

                  (xiv) Avana shall have received from Target in form and substance reasonably satisfactory to Avana, back-up materials with respect to the balance sheet included in Most Recent Financial Statements; and

                  (xv) all actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Avana.

Avana may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
         Section 3(b) and (c) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Avana shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or (C) affect adversely in any material respect the right of the Shareholders to own the Share Consideration;

                  (iv) Avana shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v) the Parties, the Target, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii),
         Section 3(b)(ii), and Section 4(c) above;

                  (vi) the relevant parties shall have entered into the Registration Rights Agreements in form and substance as set forth in Exhibit F and the same shall be in full force and effect;

                  (vii) the Shareholders shall have received from counsel to Avana an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the

         Shareholders, and dated as of the Closing Date;

                  (viii) all actions to be taken by Avana in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders; and

                  (ix) the Shareholders shall have received, in form and substance reasonably satisfactory to each of them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes,
         (a) the share exchange described in Section 2 hereof will qualify as a reorganization under Section 368(a)(1)(B) of the Code, (b) no gain will be recognized by the Target upon consummation of the Shareholders' exchange of the capital stock of Target for the shares of Share Consideration and (c) no gain will be recognized by a Shareholder on the exchange of the capital stock of Target for the shares of Share Consideration. In rendering such opinion, Hunton & Williams may require and rely upon (and may incorporate by reference) representations and covenants of the Parties, including those contained in certificates of officers of the Parties.

The Shareholders may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8.       Remedies for Breaches of This Agreement.

         (a)      Survival of Representations and Warranties.


         All of the representations, warranties and covenants contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). Such representations, warranties and covenants shall continue in full force and effect (i) forever thereafter (but no longer than any applicable statutes of limitations) with respect to the representations and warranties contained in Section 4(k), (w) and (y), and in Section 3(a) and the covenants contained herein or (ii) the first anniversary of the Closing Date with respect to the other representations and warranties contained in Sections 3 and 4.

         (b)      Indemnification Provisions for Benefit of Avana.

                  (i) In the event Target or any of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean Target or any of the Shareholders has breached) any of their representations, warranties, and covenants contained herein (other than the provisions of Section 3(a) hereof, which shall be governed by the provisions of Section 8(b)(ii) hereof) and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Avana makes a written claim for indemnification against any of the Indemnifying Shareholders pursuant to Section 11(h) below within such survival period, then each of the Indemnifying Shareholders agrees to indemnify Avana from and against the entirety of any Adverse Consequences Avana may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Avana may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that no Indemnifying Shareholder shall be liable for any Adverse Consequences suffered with respect to the breach (or alleged breach) of the representations and warranties referenced in Section 8(a)(ii) and contained in Sections 4(k),(w) and (y) to the extent such Adverse Consequences exceed the value of the Escrow Shares available for recoupment pursuant to Section 8(f) hereof. In the event that (a) Avana suffers any Adverse Consequences with respect to the breach (or alleged breach) of the representations and warranties contained in Sections 4 (k), (w) and (y), and (b) a claim with respect thereto is made after the release of the Escrow Shares pursuant to the terms of the Escrow Agreement, then Avana's recovery with respect thereto shall be limited to the Share Consideration Fair Market Value (as defined in the Escrow Agreement) multiplied by the number of Escrow Shares released from Escrow and distributed to the Indemnifying Shareholders in accordance with the terms of the Escrow Agreement.

                  (ii) In the event any of the (a) Target or the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of Target or the Shareholders has breached) any covenant contained herein or (b) Shareholders breach any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Avana makes a written claim for indemnification against the Shareholders pursuant to Section 11(h) below within such survival period, then the Shareholders, severally (and in proportion to their respective share of the Share Consideration) and not jointly, agree to indemnify Avana from and against the entirety of any Adverse Consequences that Avana may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Avana may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that no Shareholder shall be liable for any such Adverse Consequences to the extent such Adverse Consequences exceed the value of such Shareholder's proportionate share of the Share Consideration.

         (c) Indemnification Provisions for Benefit of the Shareholders. In the event Avana or Parent breaches (or in the event any third party alleges facts that, if true, would mean Avana or Parent has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Shareholders makes a written claim for indemnification against Avana or Parent pursuant to Section 11(h) below within such survival period, then Avana and Parent, jointly and severally agree to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Any such indemnity payment by Avana to the Shareholders shall be paid in additional shares of Common Stock, the number of which shall be determined by dividing the value of the amount of such payment by the average Fair Market

Value of the Common Stock for the five (5) day period immediately preceding the date of payment in respect thereto.

         (d)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as
         (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party to the extent provided in this Section 8 from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8.

         (f) Recoupment Under Escrow Agreement. Avana's sole source of recovery for any Adverse Consequences suffered as a result of breach of the representations and warranties for which it is entitled to indemnity pursuant to Section 8(a)(ii) shall be recoupment against the Escrow Shares. Avana shall notify the Shareholders that Avana intends to satisfy any such claim by proceeding in accordance with the Escrow Agreement against the portion of the Share Consideration held pursuant thereto. With respect to any Adverse Consequences suffered by Avana with respect to a breach (or alleged breach) of the representations and warranties contained in Sections 4(k), (w) and (y) or
Section 3(a), recovery of which is sought on or before the first anniversary of the Closing Date, Avana shall first seek recovery thereof by recoupment against the Escrow Shares. Thereafter, the recovery for such Adverse Consequences may be sought directly from the Shareholders to the extent permitted hereunder.

         (g) Other Indemnification Provisions. The indemnification provisions in this Section 8 are in lieu of any statutory, equitable, or common law remedy any Party may have for breach of any representation, warranty, or covenant. Each of the Shareholders hereby agrees that he or it will not make any claim for indemnification against any of the Target and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Avana based on a breach of the provisions of this Agreement.

         (h) The amount of any indemnification payable under any of the preceding provisions of this Section 8 shall be calculated (i) net of any federal or state income Tax benefit realized or the then-present value (based on a discount rate of 9%) of any such income Tax benefit to be realized by the Indemnified Party by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income Tax required to be paid by the Indemnified Party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income Tax benefit or cost shall take into account the federal income Tax effect of such benefit or cost.

         9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Avana and Shareholders for certain Tax matters following the Closing Date:

         (a) Tax Returns. Avana shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Target and its Subsidiaries which are required to be filed after the Closing Date. All Tax Returns of the Target and its Subsidiaries filed after the Closing Date for Tax years ending on or before the Closing Date shall be based on the same tax accounting methods and elections as used by the Target and its Subsidiaries for the tax year immediately preceding the period of such Tax Return, except as otherwise required by law or as agreed upon by Avana and the Shareholders. After the consummation of the transactions contemplated in this Agreement, except as required by law, neither Avana, the Target, a Subsidiary of Target, nor any Affiliate of any of them shall, without the prior written consent of the Shareholders (which consent shall not be unreasonably withheld), (i) file or permit to be filed any amended Tax Return by or on behalf of the Target or any of its Subsidiaries or (ii) take any other action affecting Taxes of the Target or any of its Subsidiaries for any taxable period ending on or before the Closing Date. Notwithstanding any other provision of this agreement, the Shareholders shall have no liability under this Agreement with respect to (and Avana shall hold the Shareholders harmless from any liability for) Taxes or any other liability to the extent such Taxes or other liability result from any action in contravention of this Section 9(a).

         (b) Income Tax Status of the Exchange. The Parties acknowledge that the Shareholders' exchange of the capital stock of Target for the Share Consideration is intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code and that the exchange of the capital stock of Target for shares of the Common Stock is intended to be pursuant to a "plan of reorganization" within the meaning of Section 354 of the Code. The Parties covenant that they will report (and cause the Target to report ) the Shareholders' exchange of the capital stock of Target for the Share Consideration in accordance with such intent for income Tax purposes. Avana and Parent represent and warrant that neither of them has, and on the Closing Date neither will have, any plan or intention to take any action that would (i) cause the Parent not to own directly stock of Avana possessing at least 80% of the total combined voting power of all classes of Avana stock entitled to vote and at least 80% of the total number of shares of each other class of Avana stock (ii) cause Avana not to own directly the capital stock of the Target possessing at least 80% of the total combined voting power of all classes of Target stock entitled to vote and at least 80% of the total number of shares of each other class of Target stock(disregarding any planned or intended transfer or successive transfers of the capital stock fo Target to one or more corporations controlled in each case by the transferor corporation as permitted pursuant to Section 368(a)(2)(C) of the Code and Section 1.368-2(k) of the Treasury Regulations), (iii) cause or permit the Target neither to conduct the business currently conducted by the Target nor to use at least 50% of the assets owned by the Target on the Closing Date in a business, or (iv) cause or permit the Target to liquidate, merge into another corporation, or otherwise transfer a substantial portion of its assets outside the ordinary course of business.

         (c)      Cooperation on Tax Matters.

                  (i) Avana, the Target and its Subsidiaries and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Target and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Avana or Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the party in possession thereof, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Avana and Shareholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Avana and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Avana may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (A) in the event any of the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Avana has notified the Shareholders of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 29, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Avana itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) the Shareholders may terminate this Agreement by giving written notice to Avana at any time prior to the Closing (A) in the event Avana has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Shareholders has notified Avana of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 29, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section

10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         11.      Miscellaneous.

         (a)      Nature of Certain Obligations.

                  (i) The covenants of each of the Shareholders in Section 2(a) above concerning the sale of his or its Target Shares to Avana and the representations and warranties of each of the Shareholders in
         Section 3(a) above concerning the transaction are several obligations. This means that the particular Shareholders making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences Avana may suffer as a result of any breach thereof.

                  (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Shareholder will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences Avana may suffer as a result of any breach thereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Avana and the Requisite Shareholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Avana and the Requisite Shareholders; provided, however, that Avana may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Avana nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Shareholders:

                  To the addresses set forth on Schedule I

         Copy to:

                  Hunton & Williams
                  951 East Byrd Street
                  Richmond, Virginia  23219-4074
                  Attention :  Randall S. Parks
                               Charles R. Monroe, Jr.

         If to Avana and Parent:

                  Avana Telecommunications Group, Inc.
                  C/O Grace Development, Inc.
                  1960 Chantilly Drive
                  Atlanta, Georgia  30324
                  Attention:  James Blanchard

         Copy to:

                  Rogers & Hardin, LLP
                  2700 International Tower
                  229 Peachtree Street NE
                  Atlanta, Georgia  30303
                  Attention:  Michael Rosenzweig

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Avana and the Requisite Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Shareholders agree that none of the Target and its Subsidiaries has borne or will bear any of the Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Atlanta, Georgia in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(h) above. Nothing in this Section 11(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                                     *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                                    AVANA TELECOMMUNICATIONS GROUP, INC.



                                    By:  /s/
                                       --------------------------------------
                                    Title:     President
                                          -----------------------------------


                                    GRACE DEVELOPMENT, INC.



                                    By:  /s/
                                       --------------------------------------
                                    Title:     President
                                          -----------------------------------


                                    P.V. TEL. INC.



                                    By:  /s/
                                       --------------------------------------
                                    Title:
                                          -----------------------------------


                                    THE SHAREHOLDERS

                                    COASTAL GROWTH PARTNERS, L.P.
                                    Coastal Growth, LLC, its General Partner


                                    By:  /s/ V.T. Murray, Jr.
                                       --------------------------------------
                                      Its:  Chairman



                                      /s/ Joseph Buck
                                    ----------------------------
                                    Joseph Buck



                                      /s/ Paul Reynolds
                                    ----------------------------
                                    Paul Reynolds

                                      /s/ William A. Byrd
                                    ----------------------------
                                    William Byrd



                                      /s/ Peter Noce
                                    ----------------------------
                                    Peter Noce



                                      /s/ Scott Brodey
                                    ----------------------------
                                    Scott Brodey

                               INDEX TO EXHIBITS


Exhibit A--Form of Investment Letter
Exhibit B--Historical Financial Statements
Exhibit C--Form of Opinion of Counsel to the Shareholders
Exhibit D--Form of Opinion of Counsel to Avana
Exhibit E--Form of Escrow Agreement
Exhibit F--Form of Registration Rights Agreement
Exhibit G-1 and G-2--Forms of Shareholder Note
Exhibit H- Terminated Agreements

Annex I--Exceptions to the Shareholders' Representations and Warranties Concerning the Transaction
Annex II--Exceptions to Avana's and Parent's Representations and Warranties Concerning the Transaction

Disclosure Schedule--Exceptions to Representations and Warranties Concerning the Target and Its Subsidiaries

Schedule I - List of Shareholders and Addresses

Schedule 2(b) - Share Allocation

EXHIBIT A

                               February __, 2000


Board of Directors of
Grace Development, Inc.
1690 Chantilly Drive
Atlanta, Georgia 30324


To whom it may concern:

         Reference is made to that certain Stock Exchange Agreement dated as of February 15, 2000 (the "Exchange Agreement") pursuant to which a wholly-owned subsidiary of Grace Development, Inc., a Colorado corporation (the "Corporation"), will exchange shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Corporation for all of the capital stock of P.V. Tel. Inc., a South Carolina corporation (the "Company"). Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Exchange Agreement. As used herein the term "Exchange Agreement" shall mean the Exchange Agreement and any documents or agreements ancillary thereto. Pursuant to the terms and conditions of the Exchange Agreement, I will be issued _________ Shares. In consideration of the Corporation's issuance of the Shares to me upon the terms and conditions set forth herein and in the Exchange Agreement, I hereby represent, warrant and agree as follows:

         1. I have sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the acquisition of the Shares.

         2. I am aware that the business of the Corporation involves significant and material economic variables and risks that could adversely affect my investment in the Shares.

         3. I am able to bear the economic risks of such investment, including the risk of losing all of such investment, and I have no need for liquidity with respect to such investment.

         4. I am over twenty-one years of age (or the age of majority in my jurisdiction of residence).

Board of Directors of
Grace Development, Inc.
February __, 2000
Page 2


         5. I understand that no prospectus, offering circular or other offering statement containing information with respect to the Corporation and the Shares or with respect to the Corporation's business is being issued and I have made my own inquiry and analysis with respect to the Corporation, the Shares, the Corporation's business and other material factors affecting the investment in the Shares.

         6. The Shares were not offered to me by means of publicly disseminated advertisements or sales literature, or as a part of a general solicitation, nor am I aware of any offers made to other persons by such means.

         7. I acknowledge that I have either been supplied with or have had access to information to which a reasonable investor would attach significance in making investment decisions, including, without limitation, the SEC Letter, and I have had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Corporation, its business and the Shares so that as a reasonable investor, I have been able to make an informed decision to acquire the Shares. In determining to proceed with this investment, I have relied solely on the results of my own independent investigation with respect to the Shares, the Corporation and upon the representations, warranties, covenants and statements of the Corporation set forth herein and in the Exchange Agreement. Such representations, warranties, covenants and statements by the Corporation constitute the sole and exclusive representations, warranties, covenants and statements of the Corporation and its officers, directors, shareholders and other affiliates to me in connection with this investment, and I understand, acknowledge and agree that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement or the Exchange Agreement are specifically disclaimed by the Corporation.

         8. I understand that, except as set forth in the Registration Rights Agreement, the Shares (a) are not being registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state including, without limitation, Section 10-5-5 of the Georgia Securities Act of 1973, in reliance upon exemptions from registration, (b) are not being listed on any securities exchange, (c) will not be readily marketable, and (d) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Act and applicable state securities or Blue Sky laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect.

         9. I am an "accredited investor" as defined in Rule 501(a) of Regulation D, promulgated under the Act.

         10. I am acquiring the Shares for my own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state. I am acquiring the Shares for my own account with my own funds and not for the account of any other person or entity or with the funds of any other

Board of Directors of
Grace Development, Inc.
February __, 2000
Page 3


person or entity. Upon the consummation of the transactions described in the Exchange Agreement, I am not obligated to transfer the Shares or any portion thereof to any other person or entity nor do I have any agreement or understanding to do so.

         11. I am aware that the Corporation will be under no obligation to register the Shares, or any portion thereof, except as set forth in the Registration Rights Agreement, or to comply with any exemption available for the offer or sale of the Shares, or any portion thereof, without registration, except as set forth in the Registration Rights Agreement.

         12. I acknowledge and agree that I may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares except as set forth in the Exchange Agreement and the Registration Rights Agreement. I will, prior to making any Transfer of any Shares (other than a Transfer to the Corporation), comply with the provisions of the Exchange Agreement and Registration Rights Agreement regarding Transfers of Shares.

         13. I have considered the following risks, among others, in making this investment:

                  i) There are a number of companies that currently compete with the Corporation. Many of these companies have far greater capital, marketing and other resources than the Corporation. Furthermore, there can be no assurance that these or other companies or firms will not develop new or enhanced products that are more effective than any that have been or may be developed by the Corporation.

                  ii) The markets for telecommunications equipment and services are subject to rapid technological change. As more technologically advanced platforms for such products emerge, the Corporation may be required to alter the design, production and delivery of is products and services in a way in which it is incapable of doing.

                  iii) The Corporation's targeted customers may not accept the Corporation as an alternative provider of local telecommunications products and related services. On the other hand, general acceptance of such a system may encourage competition by companies or firms with greater resources to develop, sell and service their products and service offerings.

                  v) The Corporation has previously provided me with the following documents:

                           (a) The Corporation's Current Report on Form 8-K dated September 28, 1999, as amended on October 13, 1999, November 5, 1999, November 16, 1999, December 8, 1999, December 21, 1999, December 28, 1999, and January 21, 2000;

Board of Directors of
Grace Development, Inc.
February __, 2000
Page 4


                           (b) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as amended on December 28, 1999;
                           (c) The Corporation's Information Statement filed pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended on September 7, 1999 and October 7, 1999; and
                           (d)      The SEC Letter.

         14. I confirm that I have been advised that I should rely on my own professional accounting, tax, legal and financial advisors with respect to an investment in the Corporation and an acquisition of the Shares, and obtain, to the extent I deem necessary, such professional advice with respect to the risks inherent in an investment in the Shares and the suitability of an investment in the Shares in light of my financial condition and investment needs.

         15. I shall indemnify and hold harmless the Corporation, its officers, directors and employees and any of its professional advisors, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation I have made herein, any breach of any of my representations or warranties made herein, or my failure to fulfill any of my covenants or agreements herein.

         16. The information about the Corporation which has been disclosed to me in connection with my acquisition of the Shares is deemed to be "Confidential Information" of the Corporation and I represent and warrant to, and hereby agree with, the Corporation, that unless the Corporation has consented in writing to the contrary, I will not disclose such Confidential Information to others or use any part of such Confidential Information that has been disclosed to me, except any part thereof (i) which may be in the public domain other than through improper disclosure by me or (ii) which may be independently disclosed to me by any third party not itself in a confidential relationship with the Corporation or (iii) which may already be in my possession (otherwise than through disclosure by the Corporation or by any third party that is in a confidential relationship with the Corporation) or
(iv) which I may be required to disclose by order of a court or administrative agency having competent jurisdiction; provided, however, that this paragraph shall be terminated and be of no force or effect with respect to any such Confidential Information upon such Confidential Information becoming a part of the public domain through action by anyone other than me.

         17. I agree that this agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This agreement may only be amended by a writing executed by all the parties hereto.

         18. I agree that this agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts-of-laws.

Board of Directors of
Grace Development, Inc.
February __, 2000
Page 5


         19. The agreements, representations and warranties made herein extend to and apply to all of the Shares. The acceptance by me of the certificate representing the Shares shall constitute my confirmation that all agreements and representations made herein shall be true and correct at such time.

         Dated as of the ___ day of February, 2000.


                                               SHAREHOLDER



-------------------------------                ------------------------------
Witness                                        [Name]

                                               ------------------------------
                                               [Address]



AGREED TO AND ACCEPTED:

GRACE DEVELOPMENT, INC.


By:
   ---------------------------


Date:  January __, 2000

                                                                      EXHIBIT B








                                 P.V. TEL, INC.



                              FINANCIAL STATEMENTS


                                  (UNAUDITED)



                               December 31, 1999

                        ACCOUNTANTS' COMPILATION REPORT



To the Board of Directors
P.V. TEL, Inc.
444 East Center Street
Kingsport, Tennessee  37660

We have compiled the accompanying balance sheet of P.V. TEL, Inc. (a corporation) as of December 31, 1999, and the related statements of income and retained earnings and cash flows for the three months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                            BLACKBURN, CHILDERS & STEAGALL, PLC


February 15, 2000

                                 P.V. TEL, INC.
                                 BALANCE SHEET
                               December 31, 1999



                                     ASSETS

         Current Assets:
             Cash in Bank                                                                   $   35,542
             Accounts Receivable                                                               266,235
             Unbilled Revenue                                                                   81,804
             Letters of Credit                                                                  50,000
                                                                                            ----------

             Total Current Assets                                                                           433,581

         Property, Plant and Equipment:
             Leasehold Improvements                                                             64,297
             Furniture and Fixtures                                                             41,716
             Machinery and Equipment                                                           507,974
             Office Equipment                                                                  167,063
                                                                                            ----------
                                                                                               781,050
             Less: Accumulated Depreciation                                                    (79,250)
                                                                                            ----------
             Net Property, Plant and Equipment                                                              701,800


         Other Assets:
             Security Deposits                                                                   2,225
                                                                                            ----------
             Total Other Assets                                                                               2,225
                                                                                                          ---------
         Total Assets                                                                                     1,137,606
                                                                                                          =========

                                 P.V. TEL, INC.
                                 BALANCE SHEET
                               December 31, 1999



                      LIABILITIES AND STOCKHOLDERS' EQUITY

         Current Liabilities:
             Deferred Income                                                                    27,420
             Accounts Payable                                                                  634,956
             Accrued Excise Taxes                                                               21,329
             Sales Tax Payable                                                                  40,645
             Payroll Taxes Payable                                                                 712
             Other Taxes Payable                                                                 5,758
             Customer Deposits                                                                   4,424
             Current Portion of Notes Payable                                                  199,128
                                                                                            ----------

              Total Current Liabilities                                                                     934,372

         Noncurrent Liabilities:
              Note Payable                                                                     480,516
              Leases Payable                                                                   504,469
              Less: Current Portion                                                           (199,128)
                                                                                            ----------

              Total Noncurrent Liabilities                                                                  785,857
                                                                                                         ----------
         Total Liabilities                                                                                1,720,229

         Stockholders' Equity:
              Common Stock, Par Value $35.295 per share, 8,500 shares
                 authorized and 8,500 shares issued and outstanding                            300,009
              Preferred Stock, Par Value $700 per share, 2,500 shares
                 authorized and 2,500 shares issued and outstanding                          1,750,000
              Retained Earnings                                                             (2,632,632)
                                                                                            ----------
         Total Stockholders' Equity                                                                        (582,623)
                                                                                                          ---------
         Total Liabilities and Stockholders' Equity                                                       1,137,606
                                                                                                          =========


                      SEE ACCOUNTANTS' COMPILATION REPORT.

                                 P.V. TEL, INC.
              STATEMENTS OF INCOME, EXPENSES AND RETAINED EARNINGS
                  For the Three Months Ended December 31, 1999

         Sales                                                                              $  721,657

         Cost of Goods Sold                                                                    712,411
                                                                                            ----------

         Gross Profit on Sales                                                                               9,246

         Operating Expenses:
              Advertising                                                                          828
              Network Expenses                                                                  11,550
              Bad Debts                                                                         73,051
              Bad Debts (Prepaid)                                                               67,794
              Commissions                                                                       30,100
              Legal Expenses (Litigation)                                                       29,503
              Contract Labor                                                                    11,982
              Depreciation                                                                      18,903
              Dues and Subscriptions                                                               674
              Employee Benefits                                                                  8,658
              Equipment Rental                                                                   2,866
              Insurance                                                                          2,328
              Interest Expense                                                                  11,240
              Freight                                                                            3,676
              Professional Fees                                                                 24,419
              Meals and Entertainment                                                              907
              Miscellaneous                                                                        172
              Bank Service Charges                                                                 999
              Office Expenses                                                                   12,120
              Rent                                                                              15,174
              Salaries and Wages                                                               115,661
              Taxes and Licenses                                                                19,959
              Postage                                                                            2,798
              Telephone                                                                         22,093
              Printing                                                                           1,421
              Late Fees                                                                         12,406
              Travel                                                                             8,607
              Utilities                                                                          3,435
                                                                                            ----------

              Total Operating Expenses                                                                     513,324
                                                                                                          --------
         Operating Income (Loss)                                                                          (504,078)
                                                                                                          --------


                      SEE ACCOUNTANTS' COMPILATION REPORT.

                                 P.V. TEL, INC.
              STATEMENTS OF INCOME, EXPENSES AND RETAINED EARNINGS
                  For the Three Months Ended December 31, 1999

         Other Income (Expenses):
              Late Fees                                                                      6,540
              Miscellaneous Income                                                           1,663
                                                                                             -----

         Total Other Income (Expenses)                                                                     8,203
                                                                                                      ----------
         Net Income (Loss)                                                                              (495,875)

         Retained Earnings, October 1                                                                 (2,136,757)
                                                                                                      ----------
         Retained Earnings, December 31                                                               (2,632,632)
                                                                                                      ==========

                      SEE ACCOUNTANTS' COMPILATION REPORT.

                                 P.V. TEL, INC.
                            STATEMENT OF CASH FLOWS
                  For the Three Months Ended December 31, 1999


      Cash Flows from Operating Activities:
         Net Income (Loss)                                                                                    $ (495,875)
            Adjustments to Reconcile Net Income to Net Cash
               Provided by Operating Activities:
                 Depreciation                                                                   18,903
                 Changes in Assets and Liabilities:
                    (Increase) Decrease in Accounts Receivable                                 169,235
                    (Increase) Decrease in Security Deposits                                       400
                    Increase (Decrease) in Deferred Revenue                                     27,420
                    Increase (Decrease) in Accounts Payable                                     12,730
                    Increase (Decrease) in Contractual Obligation                             (157,888)
                    Increase (Decrease) in Customer Deposits                                       387
                    Increase (Decrease) in Accrued Liabilities                                  38,166
                                                                                              --------
      Total Adjustments                                                                                          109,353
                                                                                                                --------
      Net Cash Provided by (Used for) Operating Activities                                                      (386,522)


      Cash Flows from Investing Activities:
         Additions to Property, Plant & Equipment                                              (14,020)
                                                                                              --------

      Net Cash Used for Investing Activities                                                                     (14,020)

      Cash Flows from Financing Activities:
         Proceeds from Note Payable                                                            434,500
         Principal Payment on Line of Credit                                                      (363)
         Principal Payment on Notes Payable                                                     (7,117)
         Principal Payment on Capital Leases                                                   (20,481)
                                                                                              --------

      Net Cash Provided by (Used for) Financing Activities                                                       406,539
                                                                                                                 -------
      Net Increase (Decrease) in Cash                                                                              5,997

      Cash at October 1                                                                                           29,545
                                                                                                                 -------
      Cash at December 31                                                                                         35,542
                                                                                                                 =======


                      SEE ACCOUNTANTS' COMPILATION REPORT.

                                   EXHIBIT C

           FORM OF OPINION OF COUNSEL FOR TARGET AND THE SHAREHOLDERS



1. Target and each of the Subsidiaries are corporations or other legal entities duly organized, validly existing and in good standing under the laws of their respective states of incorporation or organization, and each has all requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. Each of Target and Coastal Partners has full corporate or other organizational power and authority to execute and deliver the Agreement and to perform their respective obligations thereunder and to consummate the other transactions contemplated in the Agreement. The execution and delivery of the Agreement by each of the Target and Coastal Partners, and the performance by each of the Target and Coastal Partners of their respective obligations thereunder and the consummation of the transactions provided for in the Agreement have been duly and validly authorized by all necessary corporate or other organizational action on their respective parts. The Board of Directors of the Target and the shareholders of the Target have approved the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated therein. The Agreement has been duly executed and delivered by each of the Target and the Shareholders and, assuming due execution and delivery by the other parties to the Agreement, constitutes the valid and binding obligation of each of the Target and the Shareholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts granting equitable remedies.

3. The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated by the Agreement and the fulfillment of and compliance with the terms and conditions of the Agreement do not and will not with the passing of time or giving of notice or both, violate, constitute a breach of or default under or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of the Target,
         (ii) to our knowledge, any judgment, decree or order of any court or governmental authority or agency to which the Target is a party or by which the Target, any of its properties, or any shares of the capital stock of the Target is bound, (iii) to our knowledge, any material contracts or obligations of the Target or (iv) any statute, law, regulation or rule applicable to the Target.

4. The authorized capital stock of the Target consists of _____ shares of common stock, __ par value, of which 7,500 shares of common stock are issued and outstanding as of the date hereof and ____ shares of preferred stock, __ par value, of which 2,500 shares of preferred stock are issued and outstanding as of the date hereof. Each such share of common stock and preferred stock that is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock; (ii) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target; or
         (iii) voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

5. To the knowledge of such counsel, no authorization, consent, approval of or qualification with any federal or state governmental authority is required for the execution, delivery or performance by the Target or any of the Shareholders of this Agreement or the transactions contemplated by the Agreement.

6. To the knowledge of such counsel, except as set forth in the Disclosure Schedule, there are no suits, actions, claims, proceedings or investigations pending or threatened against, or involving the Target (or any of its officers or directors in such capacities) before any court, arbitrator or administrative or governmental body.

                                   EXHIBIT D

                      FORM OF OPINION OF COUNSEL TO AVANA


        1. Based solely on a Certificate from the Secretary of State of the State of Colorado, dated February 16, 2000, Parent is in good standing and is authorized and competent to transact business or to conduct its affairs within the State of Colorado. Avana is a corporation duly organized and validly existing under the laws of the State of Georgia. Each of Parent and Avana has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        2. Each of Avana and Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations thereunder and to consummate the other transactions contemplated in the Agreement. The execution and delivery of the Agreement by each of Parent and Avana, and the performance by each of Parent and Avana of their respective obligations thereunder and the consummation of the transactions provided for in the Agreement have been duly and validly authorized by all necessary corporate or other organizational action on their respective parts. The Board of Directors of the Parent, and the Board of Directors and shareholders of Avana have approved the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated therein. The Agreement has been duly executed and delivered by each of Parent and Avana and, assuming due execution and delivery by the other parties to the Agreement, constitutes the valid and legally binding obligation of each of Avana and Parent, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts granting equitable remedies.

        3. The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated by the Agreement and the fulfillment of and compliance with the terms and conditions of the Agreement do not and will not with the passing of time or giving of notice or both, violate, constitute a breach of or default under or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of the Parent or Avana, (ii) to our knowledge, any judgment, decree or order of any court or governmental authority or agency to which the Parent or Avana is a party or by which the Parent or Avana, any of their respective properties, or any shares of the capital stock of the Parent or Avana is bound,
(iii) to our knowledge, any material contracts or obligations of the Parent or Avana or (iv) any statute, law, regulation or rule applicable to the Parent or Avana.

         4. The authorized capital stock of Parent consists of 800,000,000 shares of Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which, to our knowledge and subject to the information contained in the SEC Reports, ________ shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of the date of the Agreement. The shares of Common Stock constituting the Share Consideration, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         5. To the knowledge of such counsel, no authorization, consent, approval of or qualification with any federal or state governmental authority is required for the execution, delivery or performance by the Parent or Avana of this Agreement or the transactions contemplated by the Agreement.

EXHIBIT E

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into this ____ day of February, 2000 by and among Grace Development, Inc., a Colorado corporation ("Grace"), P.V. Tel. Inc., a South Carolina corporation (the "Company"), the parties listed on Schedule I hereto (the "Stockholders") and Rogers & Hardin, L.L.P. (the "Escrow Agent"), a Georgia limited liability partnership. Capitalized terms used herein that are not otherwise defined shall have the same meaning as defined in that certain Stock Exchange Agreement (the "Exchange Agreement") dated as of February 15, 2000 by and among Grace, the Company, the Stockholders and Avana Telecommunications, Inc., a Georgia corporation ("Avana").

                              W I T N E S S E T H:

         WHEREAS, Grace, the Company and the Stockholders are parties to the Exchange Agreement pursuant to which Avana, a wholly-owned subsidiary of Grace, will acquire all of the capital stock of the Company;

         WHEREAS, in order to induce Grace to enter into the Exchange Agreement, the Company and the Stockholders made certain representations, warranties and covenants and agreed that the Escrow Shares would be available to Grace to satisfy certain indemnification obligations of the Stockholders for Adverse Consequences suffered by Grace in breach thereof; and

         WHEREAS, pursuant to Section 2(b) of the Exchange Agreement, the parties thereto have agreed that the Escrow Agent shall receive, hold and distribute the Escrow Shares in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.       ESCROW DEPOSIT.

         On the Closing Date, Grace shall deliver to the Escrow Agent the Escrow Shares to the Escrow Agent Trust Account described on Exhibit A attached hereto and incorporated herein by this reference (the "Escrow"). The Escrow Agent shall allocate the Escrow Shares to the Stockholders in accordance with the allocations set forth in Exhibit B attached hereto (the "Proportionate Interests").

2.       DISTRIBUTION OF THE ESCROW SHARES TO THE STOCKHOLDERS.

         The Escrow Agent shall distribute any Escrow Shares remaining in escrow hereunder to the Stockholders on the later of (a) the first anniversary of the Closing Date (the "Termination Date), provided, however, that if, on the Termination Date, there are any pending Adverse

Consequences Claims (as hereinafter defined), the Escrow Agent shall continue to hold that number of the Escrow Shares equal to the aggregate Estimated Value (as hereinafter defined) of all such claims divided by the Fair Market Value of the Common Stock as of the Closing Date (the "Share Consideration Fair Market Value"), or (b) if, prior to the Termination Date, the Escrow Agent receives a notice from Grace that it has suffered Adverse Consequences under the Exchange Agreement (such notice to contain a good faith estimate by Grace of the value of such claim (the "Estimated Value") and has made a claim against the Stockholders, either jointly in respect of a breach of the representations and warranties contained in Section 4 of the Exchange Agreement, or against an individual Stockholder in respect of any breach of Section 3(a) of the Exchange Agreement or any covenant contained therein (an "Affected Stockholder") (each an "Adverse Consequences Claim"), the date that the Escrow Agent receives a notice, signed by both Grace and the Stockholders or Affected Stockholder, as the case may be, that all such Adverse Consequences Claim or Claims have been cured or satisfied.

4.       DISTRIBUTION OF THE ESCROW SHARES TO GRACE.

         Upon receipt of a notice signed by both Grace and the Stockholders or the Affected Stockholder (as the case may be) that an Adverse Consequences Claim shall be satisfied by distribution of all or a portion of the Escrow Shares, the Escrow Agent shall distribute to Grace the number of Escrow Shares equal to the value of such Adverse Consequences Claim as provided in the notice with respect thereto, divided by the greater of the Share Consideration Fair Market Value.

5.       ALLOCATION OF ESCROW SHARES.

         Upon distribution of Escrow Shares to Grace in respect of an Adverse Consequences Claim for which (a) the Stockholders are jointly liable, the Escrow Agent shall allocate such distribution to each Stockholder in accordance with their Proportionate Interests, or (b) only an Affected Stockholder is liable, the Escrow Agent shall allocate such distribution entirely to such Affected Stockholder.

3.       DUTIES OF THE ESCROW AGENT.

         The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

         (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from one of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

         (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

         (c) The Escrow Agent shall have no duties except those set forth herein, and the Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to any of the Escrow, or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing, and if its duties herein are affected, unless it shall have given its consent thereto.

         (d) The Escrow Agent's acceptance of the appointment as escrow agent hereunder shall not prevent it from representing any party hereto in any dispute over disbursement of, or conflicting claims to, any of the Escrow, or otherwise. If any dispute arises over disbursement of, or conflicting claims to, any of the Escrow, then unless both parties agree upon and direct the Escrow Agent to act in a specific manner, the Escrow Agent shall interplead such contested Escrow into a court of proper jurisdiction of its choosing, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow.

         (e) The Escrow Agent shall provide the parties hereto with written notice at least five days before filing any action to determine the responsibilities of the Escrow Agent or the entitlement of either party to disbursement of the Escrow, in order to facilitate resolution of any such issues by the parties; provided, however, that the Escrow Agent shall not be required to give such notice if the Escrow Agent determines that any such delay could have an adverse effect on the value of the Escrow.

4.       INDEMNIFICATION AND EXPENSE REIMBURSEMENT OF THE ESCROW AGENT.

                  Grace and the Stockholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (excluding legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's negligence or willful misconduct, and to reimburse the Escrow Agent for all reasonable costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder. As between Grace and the Stockholders, each agrees to bear 50% of such costs and expenses and to contribute (or reimburse the other party) its respective portion of such amounts incurred.

5.       NOTICE.

                  Unless otherwise expressly required hereby, all deliveries, notices, certificates and other communications required or permitted hereunder shall be in writing and shall be sufficiently given and shall be deemed given when transmitted by facsimile (transmission confirmed) or five days after mailing (except that mailed notices to the Escrow Agent shall be effective only when received by the Escrow Agent) when mailed, with proper postage prepaid, by registered or certified U.S. mail, return receipt requested addressed as follows:

         To the Escrow Agent:       Rogers & Hardin, L.L.P.
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attention: Michael Rosenzweig, Esq.

         To the Stockholders:       To the addresses set forth in Schedule I of
                                    the Exchange Agreement

         With a copy to:            Hunton & Williams
                                    Riverfront Plaza
                                    951 East Byrd Street
                                    Richmond, Virginia 23219-4074
                                    Attention: Randall S. Parks, Esq.
                                               Charles Monroe, Esq.

         To Grace:                  Grace Development, Inc.
                                    1690 Chantilly Drive
                                    Atlanta, Georgia 30324
                                    Attention: James Blanchard

         with a copy to:            Rogers & Hardin, L.L.P.
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attention: Michael Rosenzweig, Esq.

         Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates and other communications shall be sent.

3.       APPLICABLE LAW.

         This Agreement shall be construed under and governed exclusively by the laws of the State of Georgia, without regard to its principles of conflicts of law.

4.       AMENDMENT.

         This Agreement may be amended or modified only in a writing signed by all parties hereto.

5.       ACKNOWLEDGEMENT OF RELATIONSHIP.

         The parties hereto acknowledge that the Escrow Agent serves as legal counsel to Grace in connection with certain matters, including these transactions, and agree that Escrow Agent's service as escrow agent hereunder shall in no way limit, restrict, impair or otherwise interfere with Escrow Agent's ability to represent Grace in any respect, including, without limitation, in connection with the transactions contemplated by the Exchange Agreement. There are no representations, warranties, covenants, promises or agreements on the part of any party hereto to any other party hereto with respect to the matters set forth herein which are not explicitly set forth herein or in the Exchange Agreement and the agreements contemplated therein.

6.       ASSIGNMENT AND BINDING EFFECT.

         The Stockholders may not transfer any interest in the Escrow Shares, the Escrow, or any other right under this Agreement to any other party, by operation of law or otherwise, except that upon prior written notice from the legal representative of the estate of a Stockholder to the Escrow Agent, the rights of the Stockholder under this Agreement may be transferred to the estate of the Stockholder, and subsequently to any beneficiary thereof, in the event of the death of the Stockholder; provided, however, that any such beneficiary or legal representative of the Stockholder's estate shall be bound by the provisions of this Agreement. Neither Grace nor the Escrow Agent may assign this Agreement or any interest herein without the prior written consent of the Stockholders (such consent not to be unreasonably withheld or delayed), and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.       EXECUTION; COUNTERPARTS.

         This Agreement may be executed by facsimile, and it may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.


8. RIGHT TO RELEASE ESCROW SHARES; DIVIDENDS AND PROXIES WITH RESPECT TO THE ESCROW SHARES; VOTING RIGHTS.

         Nothing herein shall be construed as prohibiting or otherwise limiting Grace, in its sole discretion, from authorizing the release of any of the Escrow Shares prior to the Termination Date. Any stock dividends or shares of Common Stock received on account of the Escrow Shares shall be held in, and become a part of, the Escrow, pending disposition thereof in accordance with this Agreement. Any cash dividends or distributions received on account of the Escrow Shares shall be disbursed as soon as practicable by the Escrow Agent to the Stockholders in accordance with their Proportionate Interests. So long as the Escrow Shares are held in Escrow, the Escrow Agent shall be the record holder thereof, but the Stockholders shall be the beneficial owners thereof. Each Stockholder shall have the right to exercise any and all voting and consensual rights and powers with respect to the portion of the Escrow Shares allocable to each such Stockholder.

         IN WITNESS WHEREOF, Escrow Agent, Grace, and the Stockholders have each caused this Agreement to be executed and have delivered this Agreement as of the date and year first written above.

                                    ROGERS & HARDIN, L.L.P.


                                    By:
                                        ---------------------------------------
                                             Michael Rosenzweig, a Partner


                                    GRACE DEVELOPMENT, INC.



                                    By:
                                        ---------------------------------------
                                        Its:


                                    THE STOCKHOLDERS

                                    COASTAL GROWTH PARTNERS, L.P.

                                    By:
                                        ---------------------------------------
                                        Its:  General Partner



                                    -------------------------------------------
                                    Joseph Buck



                                    -------------------------------------------
                                    Paul Reynolds



                                    -------------------------------------------
                                    William Byrd

                                    -------------------------------------------
                                    Peter Noce



                                    -------------------------------------------
                                    V.T. Murray

EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the __th day of February, 2000, by and among GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company"), and each of the persons and entities listed on Schedule 1 hereto (each such person a "Shareholder" and, collectively, the "Shareholders").

         IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Stock Exchange Agreement dated as of February 15, 2000 to which the Company and certain other persons are parties relating to the acquisition by a wholly-owned subsidiary of the Company of the capital stock of P.V. Tel. Inc., a South Carolina corporation ("PV Tel"), from the shareholders of PV Tel (the "Stock Exchange Agreement"). In addition, the following terms shall have the meanings set forth below:

                  (a) "Additional Shares" shall have the meaning set forth in
Section 3.1 hereof.

                  (b) "Base Price" shall have the meaning set forth in Section
3.1 hereof.

                  (c) "Closing Price" means the last quoted price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotations System or such other NASD system upon which the Common Stock is quoted, or, if there have been no sales on a particular trading day, the average of the last reported bid and asked quotations on such system.

                  (d) "Effective Date" shall have the meaning set forth in
Section 3.1 hereof.

                  (e) "Excluded Shares" shall have the meaning set forth in
Section 1.3(b) hereof.

                  (f) "Holder" shall mean any Shareholder who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section
1.2 hereof.

                  (g) "Other Stockholders" shall mean persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

                  (h) "Registrable Securities" shall mean up to an aggregate of One Million Four Hundred Thousand shares of the Share Consideration and the Murray Fee issued to the Shareholders pursuant to the Stock Exchange Agreement, provided that Registrable Securities shall not include (i) any of the Escrow Shares, (ii) any shares of Common Stock which have previously been registered or which have been sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned, (iii) any of the Share Consideration that is effectively registered under the Securities Act (as hereinafter defined) and disposed of in accordance with a registration statement covering them, (iv) any of the Share Consideration that is salable by the holder thereof pursuant to Rule 144(k) or
(v) any of the Share Consideration that is sold to the public pursuant to Rule 144; and, as a result of an event or circumstance described in any of the foregoing clauses (iv) and (v), the legends with respect to transfer restrictions required under the Securities Act are removed or removable.

                  (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                  (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (iii) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

                  (k) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof.

                  (l) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                  (m) "SEC" shall mean the Securities and Exchange Commission.

                  (n) "Securities Act" means the Securities Act of 1933, as amended.

                  (o) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

                  (p) "Strike Price" means $3.00 per share of Common Stock.

                  (q) "Penalty Shares" shall have the meaning set forth in
Section 3.2 hereof.

                  (r) "Prospectus" means the prospectus included in any registration statement filed by the Company pursuant to the Securities Act (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         1.2      RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                  (b) Notwithstanding the provisions of subparagraphs (i) and
(ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with their partnership interests, (B) a limited liability company to its members in accordance with their member interests or (C) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

                  (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

         1.3      COMPANY REGISTRATION.

                  (a) Right to Participate. If at any time prior to the one year anniversary of the date hereof the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction subject to Rule 145 under the Securities Act, or a registration on any registration form that does not permit secondary sales, the Company will:

                           (i) promptly give to each Holder written notice
thereof, which notice briefly describes the Holder's rights under this Section
1.3 (including notice deadlines); and

                           (ii) use its best efforts to include in such
registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is received by the Holder, provided that such Holders shall have requested for inclusion in such registration at least fifty-one (51%) of the aggregate number of the Registrable Securities which have been issued to the Holders prior to the date of such written request. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude up to fifty percent (50%) (the "Excluded Shares") of the Registrable Securities that such Holders have requested to be included in such registration pursuant to Section 1.3(a) hereof. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, second to the Registrable Securities that are not Excluded Shares and thereafter as set forth in Section 1.10. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10. hereof.

         1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  (a) keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

                  (e) cause all such Registrable Securities registered hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

                  (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         1.6 INDEMNIFICATION. (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action,, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

                  (c) Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

         1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep adequate public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Excluded Shares and other shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Excluded Shares and Other Shares that may be so included, the number of shares of Excluded Shares and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Excluded Shares and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Excluded Shares and Other Shares to be included in such registration. If any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Excluded Shares and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Excluded Shares and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Excluded Shares and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         SHAREHOLDERS

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholders as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders severally represent and warrant to the Company as follows:

                  (a) The execution, delivery and performance of this Agreement by the Shareholders will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which they or any of their respective properties or assets is bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Shareholders.

                  (b) This Agreement has been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.       ADDITIONAL COVENANTS

         3.1 PRICE PROTECTION. If, upon effectiveness of a registration statement or registrations statements of which the Holders shall have received notice pursuant to Section 1.3(a)(i) hereof (each an "Effective Date"), the offering price of the Common Stock so registered (the "Base Price") shall have been less than the Strike Price, then within ten (10) days following the Effective Date, the Company shall issue to each of the Holders additional shares of Common Stock as hereinafter determined (the "Additional Shares"). The Additional Shares shall be deemed to be Share Consideration, of which eighty percent (80%) shall be Registrable Securities and twenty percent (20%) shall be delivered to the Escrow Agent and be included with the Escrow Shares. The number of Additional Shares so issuable shall be determined as follows: the Base Price shall be subtracted from the Strike Price and the difference shall be multiplied by the aggregate number of shares received as Share Consideration (increased, in such case, by the number of Penalty Shares (as hereinafter defined) and reduced, in each case, by the reduction, if any, in the number of Escrow Shares allocable to such Holder pursuant to the terms of the Escrow Agreement). The product thereof shall be divided by the Base Price, the dividend of which shall, subject to the next succeeding sentence, be the number of Additional Shares so issuable. No fractional shares shall be issued and any fractional amounts shall be rounded downward. If, on the first anniversary of the Closing Date, the Base Price on such date shall be less than the Strike Price, Additional Shares shall also be issuable to any Holder to whom, as of the first anniversary of the Closing Date, the Company has not afforded the opportunity to register all of such Holder's Registrable Securities (including, without limitation, any Excluded Shares and any Additional Shares or Penalty Shares issued or required to be issued prior to the first anniversary of the Closing Date that are Registrable Securities) in a registration statement or registration statements of which such Holders shall have received notice pursuant to Section 1.3(a)(i) hereof, but only in respect of the number of Registrable Securities held by such Holder which have not been included in such registration statement or statements. Notwithstanding the immediately preceding sentence, in no event shall the Company be obligated to issue such

Additional Shares to a Holder to the extent such Holder has declined to have its or his Registrable Securities included in any such registration statement.

         3.2 POSTPONED REGISTRATION. If an Effective Date shall not have occurred on or before June 30, 2000, the Company shall issue to the Holders within ten (10) days thereof an aggregate of Seventy Thousand shares of Common Stock (the "Penalty Shares"). Penalty Shares shall be deemed to be Share Consideration, all of which shall be Registrable Securities and subject to the provisions of Section 3.1 hereof. The Company shall issue Penalty Shares to the Holders each month (within ten (10) days of the beginning of such month) thereafter that an Effective Date shall not have occurred; provided, however, that the Company shall have no obligation to issue additional Penalty Shares following the earlier of (a) the first Effective Date and (b) the first anniversary of the Closing Date.

         3.3 CANCELLATION OF SHAREHOLDER NOTE. In the event that, on the first anniversary of the Closing Date, the Company has not afforded the Holders who are also the issuers of the Shareholder Notes the opportunity to register all of their Registrable Securities (including, without limitation, any Excluded Shares and any Additional Shares or Penalty Shares issued, or required to be issued, prior to the first anniversary of the Closing Date that are Registrable Securities) in a registration statement or registration statements of which such Holders shall have received notice pursuant to Section 1.3(a)(i) hereof, then the Company agrees to cancel the Shareholder Notes in full, and such Holders shall have no further liabilities or obligations under such Shareholder Notes. Notwithstanding the immediately preceding sentence, in no event shall the Company be obligated to cancel a Shareholder Note if the Holder who issued such Shareholder Note has declined to have all or any part of its or his Registrable Securities included in any such registration statement.

4.       MISCELLANEOUS

         4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between Georgia residents exclusively for performance entirely within Georgia.

         4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, or any right or benefit materially decreased, except upon the written consent of such Holder.

         4.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Company or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 1690 Chantilly Drive, Atlanta, Georgia 30324, or at such other address as the Company shall have furnished to each Holder in writing, together with a copy to Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, Attn: Michael Rosenzweig. All such notices and other written communications shall be effective on the later of delivery or five (5) days after mailing.

         4.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefor or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         4.6 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         4.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                       THE SHAREHOLDERS



                                       COASTAL GROWTH PARTNERS, L.P.


                                       By:
                                          -------------------------------------
                                          Its:


                                       ----------------------------------------
                                       Joseph Buck


                                       ----------------------------------------
                                       Paul Reynolds


                                       ----------------------------------------
                                       William Byrd


                                       ----------------------------------------
                                       Peter Noce


                                       ----------------------------------------
                                       Scott Brodey

                                       GRACE DEVELOPMENT, INC.



                                       By:
                                          -------------------------------------
                                          Its:
                                              ---------------------------------

EXHIBIT G-1

                                PROMISSORY NOTE


$257,400.00                                                   February __, 2000
                                                               Atlanta, Georgia



         FOR VALUE RECEIVED, Peter Noce, a resident of the State of Virginia (hereinafter referred to as "Maker"), promises to pay to the order of Grace Development, Inc., a corporation chartered under the laws of the State of Colorado (hereinafter referred to as "Payee") and any subsequent holder of this promissory note ("Note") (being hereinafter referred to collectively as "Holder"), on the Maturity Date (as hereinafter defined), the principal sum of Two Hundred Fifty-Seven Thousand Four Hundred Dollars ($257,400.00), or so much thereof as shall from time to time be outstanding and unpaid, together with interest thereon at the rate hereinafter set forth, in lawful money of the United States of America, which at the time of payment shall be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the manner hereinafter provided.

         From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal balance hereof outstanding from time to time shall accrue at a rate per annum equal to NINE PERCENT (9.00%). Interest shall be computed on a 365-day year, simple interest basis, based upon the actual number of days elapsed.

         All outstanding principal, as well as all accrued but unpaid interest shall be paid, in full, by Maker to the Holder no later than five (5) business days following the Effective Date (as defined in that certain Registration Rights Agreement of even date herewith between the Payee, Maker and the other parties listed therein (the "Rights Agreement")) (the "Maturity Date"). Notwithstanding the foregoing, in the event that, on the first anniversary of the Closing Date (as defined in that certain Stock Exchange Agreement dated February 15, 2000, among the Payee, Maker and the other parties listed therein), the Payee has not afforded the Maker hereof the opportunity to register all of its Registrable Securities (as defined in the Rights Agreement) in accordance with the provisions of the Rights Agreement, then this Note shall be cancelled in full, and the Maker shall have no further liabilities or obligations under this Note. Notwithstanding the immediately preceding sentence, in no event shall this Note be cancelled if the Maker has declined to have all or any part of its Registrable Securities included in any such registration statement.

         The indebtedness evidenced by this Note may be prepaid in whole or in part from time to time and at any time without payment of any prepayment premium, fee or penalty.

         Time is of the essence of this Note.

         Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices, are hereby waived by Maker. No acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of Holder thereafter to insist upon strict compliance with the terms of this Note or (ii) to prevent the exercise of any right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any payment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         This Note is secured by the pledge of 85,800 shares of the common stock, no par value, of the Payee (the "Pledged Stock"), which Pledged Stock is beneficially owned by Maker. In the event of a default in payment under this Note, the Holder shall satisfy Maker's obligations hereunder solely by recourse against the Pledged Stock. The Holder shall have no recourse directly against Maker for any payment default hereunder.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

MAKER



                                                          [SEAL]
-------------------------------
         Peter Noce

EXHIBIT G-2

                                PROMISSORY NOTE


$192,600.00                                                   February __, 2000
                                                               Atlanta, Georgia



         FOR VALUE RECEIVED, Coastal Growth Partners, L.P., a South Carolina limited partnership (hereinafter referred to as "Maker"), promises to pay to the order of Grace Development, Inc., a corporation chartered under the laws of the State of Colorado (hereinafter referred to as "Payee") and any subsequent holder of this promissory note ("Note") (being hereinafter referred to collectively as "Holder"), on the Maturity Date (as hereinafter defined), the principal sum of One Hundred Ninety-Two Thousand Six Hundred Dollars ($192,600.00), or so much thereof as shall from time to time be outstanding and unpaid, together with interest thereon at the rate hereinafter set forth, in lawful money of the United States of America, which at the time of payment shall be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the manner hereinafter provided.

         From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal balance hereof outstanding from time to time shall accrue at a rate per annum equal to NINE PERCENT (9.00%). Interest shall be computed on a 365-day year, simple interest basis, based upon the actual number of days elapsed.

         All outstanding principal, as well as all accrued but unpaid interest shall be paid, in full, by Maker to the Holder no later than five (5) business days following the Effective Date (as defined in that certain Registration Rights Agreement of even date herewith between the Payee, Maker and the other parties listed therein (the "Rights Agreement")) (the "Maturity Date"). Notwithstanding the foregoing, in the event that, on the first anniversary of the Closing Date (as defined in that certain Stock Exchange Agreement dated February 15, 2000, among the Payee, Maker and the other parties listed therein), the Payee has not afforded the Maker hereof the opportunity to register all of its Registrable Securities (as defined in the Rights Agreement) in accordance with the provisions of the Rights Agreement, then this Note shall be cancelled in full, and the Maker shall have no further liabilities or obligations under this Note. Notwithstanding the immediately preceding sentence, in no event shall this Note be cancelled if the Maker has declined to have all or any part of its Registrable Securities included in any such registration statement.

         The indebtedness evidenced by this Note may be prepaid in whole or in part from time to time and at any time without payment of any prepayment premium, fee or penalty.

         Time is of the essence of this Note.

         Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices, are hereby waived by Maker. No acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of Holder thereafter to insist upon strict compliance with the terms of this Note or (ii) to prevent the exercise of any right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any payment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         This Note is secured by the pledge of 64,200 shares of the common stock, no par value, of the Payee (the "Pledged Stock"), which Pledged Stock is beneficially owned by Maker. In the event of a default in payment under this Note, the Holder shall satisfy Maker's obligations hereunder solely by recourse against the Pledged Stock. The Holder shall have no recourse directly against Maker for any payment default hereunder.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

MAKER

COASTAL GROWTH PARTNERS, L.P.



By:
   ---------------------------
    Its:

                                   EXHIBIT H

                          AGREEMENTS TO BE TERMINATED


1. Agreement to Replace Owner's Security dated August 1, 1998 by and among P.V. Tel. LLC, Joseph T. Buck III , William A. Byrd and Paul Reynolds.

2. Investment Agreement's dated September 23rd, 1998 by and among P.V. Tel. Inc. , Coastal Growth Partners Limited and Seruus Telecom Fund Limited.

3. Registration Right's Agreement's dated September 23rd, 1998 by and among P.V. Tel. Inc., Coastal Growth Partners Limited and Seruus Telecom Fund Limited.

4. Executive Employment Agreement dated September 23rd, 1998 between Joseph T. Buck III and P.V. Tel. Inc. (the contribution and ownership agreement mentions providing management services, we have not seen the employment agreement)

5. Executive Employment Agreement dated September 23rd, 1998 between Paul Reynolds and P.V. Tel. Inc. (same as above)

6. Executive Employment Agreement dated September 23rd, 1998 between William A. Byrd and P.V. Tel. Inc. (same as above)

7. Contribution and Ownership Agreement dated August 4th, 1998 between P.V. Tel. of Tennessee, LLC and Comtelco, Inc. giving Comtelco ability to earn membership interest of up to 9%.

8. Contribution and Ownership Agreement dated September 18th, 1998 between Myrtle Beach Telephone Company, LLC and Ameritel
         Communications, LLC. giving Ameritel ability to earn membership interest of up to 9%.

9. Commercial Lease Agreement dated July 1st, 1999 between P.V. Tel, Inc., as Tenant, and Richard & Cynthia Norton as Landlord.

10. Equipment Lease Agreement dated August 23rd, 1999 between P.V. Tel. Inc as Lessee, and Data General as Lessor. Billing System mini-mainframe computer lease: total financed amount is: $165,000.00 for a period of 36 months.

                              DISCLOSURE SCHEDULE


                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       OF THE TARGET AND ITS SUBSIDIARIES

                     PROVIDED PURSUANT TO AND AS A PART OF
                                       A
                            STOCK EXCHANGE AGREEMENT
                                     AMONG

                      AVANA TELECOMMUNICATIONS GROUP, INC.
                            GRACE DEVELOPMENT, INC.

                                      AND

                                 P.V. TEL. INC.
                          AND THE SHAREHOLDERS THEREOF




                         DATED AS OF FEBRUARY 15, 2000




Any information disclosed in these Disclosure Schedules will be deemed disclosed and incorporated into each Disclosure Schedule included within the following Disclosure Schedules where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms in the following Disclosure Schedules shall have the meanings defined in the Agreement.

                                 SCHEDULE 4(A)

                ORGANIZATION, QUALIFICATION AND CORPORATE POWER

Officers and Directors of Target:

Mr. Joseph T. Buck III                   President and Chief Operating Officer;
Director
Mr. Paul Reynolds                        Vice President; Director
Mr. William Byrd                         Vice President; Director
Mr. Peter Noce                           Director
Mr. Chip Murray                          Director

P.V. Tel. Inc. is the managing and sole member of each of the limited liability company subsidiaries listed below, except for P.V. Tel. of Tennessee, LLC, which required two members to be organized. Joseph T. Buck III and P.V. Tel. Inc. are the two members and P.V. Tel. Inc is the managing member of P.V. Tel. of Tennessee, LLC.

P.V. Tel. of Alabama, LLC                        P.V. Tel. of Virginia, LLC
P.V. Tel. of North Carolina, LLC                 P.V. Tel. of Georgia, LLC
P.V. Tel. of Mississippi, LLC                    P.V. Tel. of Florida, LLC
P.V. Tel. of Louisiana, LLC                      P.V. Tel. of Illinois, LLC
P.V. Tel. of Kentucky, LLC                       P.V. Tel. of Tennessee, LLC
P.V. Tel. of Ohio, LLC                           Myrtle Beach Telephone Co. LLC

                                 SCHEDULE 4(B)

                                 CAPITALIZATION

Coastal Growth Partners, L.P.                      1,000 shares Preferred Stock

Peter Noce                                         1,500 shares Preferred Stock

G. Scott Brodey                                    500 shares Common Stock

Joseph T. Buck III                                 2,333.33 shares Common Stock

William A. Byrd                                    2,333.33 shares Common Stock

Paul Reynolds                                      2,333.33 shares Common Stock

                                 SCHEDULE 4(C)

                                NONCONTRAVENTION

Regulatory notices will be filed with the following regulatory authorities:

1.       Federal Communications Commission

2.       Alabama Public Service Commission

3.       Kentucky Public Service Commission

4.       Mississippi Public Service Commission

5.       North Carolina Utilities Commission

6.       South Carolina Public Service Commission

7.       Tennessee Regulatory Authority

8.       Virginia State Corporation Commission

9.       Florida State Public Service Commission

10.      Illinois Public Service Commission.

Notices will be provided in connection with the following contracts:

1. Lease Agreement dated August 1st, 1997 between P.V. Tel of Tennessee LLC, as Tenant, and James & Loretta Woodard and Larry & Janice McClanahan, as Landlord.

2. Commercial Lease Agreement dated July 1st, 1999 between P.V. Tel, Inc., as Tenant, and Richard & Cynthia Norton as Landlord.

3. Equipment Lease Agreement dated August 11th, 1998 between P.V. Tel. Inc as Lessee, and BA Credit Corp as Lessor. Harris 20/20 Central Office equipment lease: total financed amount is: $424,872.00 for a period of 36 months.

4. Equipment Lease Agreement dated March 10th, 1999 between P.V. Tel. Inc as Lessee, and Copelco Capital as Lessor. Central Office equipment & modules lease: total financed amount is: $117,120.00 for a period of 60 months.

5. Equipment Lease Agreement dated March 15th, 1999 between P.V. Tel. Inc as Lessee, and NewCourt Leasing Corporation as Lessor. Office Computers, Power system and Generator lease: total financed amount is:
         $231,611.00 for a period of 60 months.

6. Equipment Lease Agreement dated July 3rd, 1999, 1999 between P.V. Tel. Inc as Lessee, and Copelco Capital Corporation as Lessor. Misc. key systems, Harris Startech & Cisco Routers lease: total financed amount is: $120,060.00 for a period of 60 months.

7. Equipment Lease Agreement dated September 24th, 1999 between P.V. Tel. Inc as Lessee, and Imperial Bank as Lessor. Harris ACD PBX system lease: total financed amount is: $131,580.00 for a period of 36 months.

8. Equipment Lease Agreement dated July 12th, 1999 between P.V. Tel. Inc as Lessee, and Tokia/Landen Financial Services as Lessor. CSR Office Furniture lease: total financed amount is: $37,512.00 for a period of 36 months.

9. Equipment Lease Agreement dated August 18thh, 1999 between P.V. Tel. Inc as Lessee, and Sunrise Leasing as Lessor. ISP routers & ISDN equipment lease: total financed amount is: $20,592.00 for a period of 24 months.

10. Equipment Lease Agreement dated August 23rd, 1999 between P.V. Tel. Inc as Lessee, and Data General as Lessor. Billing System mini-mainframe computer lease: total financed amount is: $165,000.00 for a period of 36 months.

11. Equipment Lease Agreement dated July 12th, 1999 between P.V. Tel. Inc as Lessee, and NewCourt Leasing Corporation as Lessor. Office Computers, Power system and Generator lease: total financed amount is:
         $34,800.00 for a period of 60 months.

                                SCHEDULE 4(F)

                                  SUBSIDIARIES

                 SUBSIDIARY                                           ISSUED AND OUTSTANDING
              AND JURISDICTION                                         MEMBERSHIP INTERESTS
              OF ORGANIZATION
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Alabama, LLC                                100% owned by P.V. Tel. Inc.
State of Alabama
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Florida, LLC                                100% owned by P.V. Tel. Inc.
State of Florida
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Georgia, LLC                                100% owned by P.V. Tel. Inc.
State of Georgia
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Illinois, LLC                               100% owned by P.V. Tel. Inc.
State of Illinois
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Kentucky, LLC                               100% owned by P.V. Tel. Inc.
State of Kentucky
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Louisiana,, LLC                             100% owned by P.V. Tel. Inc.
State of Louisiana
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Mississippi, LLC                            100% owned by P.V. Tel. Inc.
State of Mississippi
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Ohio, LLC                                   100% owned by P.V. Tel. Inc.
State of Ohio
--------------------------------------------            ---------------------------------------------------
P.V. Tel of North Carolina, LLC                         100% owned by P.V. Tel. Inc.
State of North Carolina
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Tennessee, LLC                              100% owned by P.V. Tel. Inc.
State of Tennessee
--------------------------------------------            ---------------------------------------------------
P.V. Tel of Virginia, LLC                               100% owned by P.V. Tel. Inc.
State of Virginia
--------------------------------------------            ---------------------------------------------------
Myrtle Beach Telephone Co.                              100% owned by P.V. Tel. Inc.
LLC
State of South Carolina
--------------------------------------------            ---------------------------------------------------

Outstanding contracts that could require Target to transfer capital stock of its subsidiaries:

1. Contribution and Ownership Agreement dated September 18th, 1998 between Myrtle Beach Telephone Company, LLC and Ameritel Communications, LLC. Giving Ameritel ability to earn membership interest of up to 9%.

2. Contribution and Ownership Agreement dated August 4th, 1998 between P.V. Tel. of Tennessee, LLC and Comtelco, Inc. Giving Comtelco ability to earn membership interest of up to 9%.

                                 SCHEDULE 4(H)

               EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END

The following schedule sets forth the accounts payable of Target and/or its Subsidiaries as of February 13, 2000 that were overdue after December 31, 1999:

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                              DUE  CATE-
        VENDORS                                                            DATE GORY  AMOUNT      PAYMENT   DATE   CK #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry           07/27/99 (71556)                  8/27   3 $   710.78                           $   710.78
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                        06/30/1999 (10183)                  8/27   3 $   370.33                           $   370.33
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry         08/31/1999 (73678)                  8/31   3 $   456.65                           $   456.65
-----------------------------------------------------------------------------------------------------------------------------------
United Tel.- E911 Surcharges                 8/10                           9/3   3 $ 7,006.25                           $ 7,006.25
-----------------------------------------------------------------------------------------------------------------------------------
Willoughby & Hoefer, P.A               07/21/1999 (19)                     9/10   3 $ 2,901.75  $ 1,000.00  11/12  1674  $ 1,901.75
-----------------------------------------------------------------------------------------------------------------------------------
Blackburn, Childers, & Steagall               8/9                          9/10   3 $ 4,300.00  $ 1,000.00  11/12  1652  $ 3,300.00
-----------------------------------------------------------------------------------------------------------------------------------
Market Competitive Svcs                 5/11/1999 (PVT 92035)              9/10   3 $13,562.50                           $13,562.50
-----------------------------------------------------------------------------------------------------------------------------------
Smiles Communications                  07/29/1999 (64981)                  9/17   3 $ 1,160.52                           $ 1,160.52
-----------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation              09/02/1999 (787)       Tape Conv.   9/18   2 $ 8,920.59                           $ 8,920.59
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                        08/31/1999 (10285)                  9/24   3 $ 1,895.75                           $ 1,895.75
-----------------------------------------------------------------------------------------------------------------------------------
Harris Communication Prod              09/14/1999 (221147)                 9/24   3 $   949.38                           $   949.38
-----------------------------------------------------------------------------------------------------------------------------------
Armstrong Construction                 08/23/1999 (899-3)                  9/24   3 $55,849.00  $ 2,000.00   9/24  1470
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $   500.00   10/1  1503
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00  10/15  1545
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00  10/20  1566
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 2,349.00   11/2  1600
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00   11/4  1629
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 2,000.00  11/12  1676
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00  11/17  1690
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00  11/19  1705
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00   12/1  1716
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00   1/21  1810
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 1,000.00   1/26  1830
-----------------------------------------------------------------------------------------------------------------------------------
         Finance Charge 9/30                                                      4 $    342.74
-----------------------------------------------------------------------------------------------------------------------------------
        Finance Charge 10/31                                                      4 $    347.10
-----------------------------------------------------------------------------------------------------------------------------------
        Finance Charge 11/30                                                      4 $    308.82
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-1

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                              DUE  CATE-
        VENDORS                                                            DATE GORY  AMOUNT      PAYMENT   DATE   CK #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
        Finance Charge 12/31                                                      4 $   312.29
-----------------------------------------------------------------------------------------------------------------------------------
   Finance Charge 01/31/2000                                                      4 $   308.03                           $42,618.98
-----------------------------------------------------------------------------------------------------------------------------------
Telco  Communications                         9/1                          10/1   1 $20,097.61  $ 5,000.00  11/17  1693
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                $ 5,000.00  11/19  1706  $10,097.61
-----------------------------------------------------------------------------------------------------------------------------------
Kean, Miller, Hawthorne                      8/13                          10/1   3 $ 1,283.45                           $ 1,283.45
-----------------------------------------------------------------------------------------------------------------------------------
Willoughby & Hoefer, P.A               08/25/1999 (20)                     10/8   3 $ 3,023.26                           $ 3,023.26
-----------------------------------------------------------------------------------------------------------------------------------
FTI Consulting, Inc                          9/14                         10/15   3 $ 8,294.18
-----------------------------------------------------------------------------------------------------------------------------------
            Retainer Applied                                                       ($ 2,500.00)                          $ 5,794.18
-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch                                9/17                         10/15   3 $   150.00                           $   150.00
-----------------------------------------------------------------------------------------------------------------------------------
Brunini, Grantham, Grower                     9/7                         10/22   3 $ 3,082.55                           $ 3,082.55
-----------------------------------------------------------------------------------------------------------------------------------
Randstad                               09/22/1999 (99-37-05281) Linda M.  10/22   2 $   880.00                           $   880.00
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                        08/31/1999 (10285)                 10/27   3 $ 1,895.75                           $ 1,895.75
-----------------------------------------------------------------------------------------------------------------------------------
Blackburn, Childers, & Steagall              9/27                         10/27   3 $ 2,400.00                           $ 2,400.00
-----------------------------------------------------------------------------------------------------------------------------------
Office Equipment & Computers           08/18/1999 (45339)       Printer   10/27   3 $   462.70                           $   462.70
-----------------------------------------------------------------------------------------------------------------------------------
        Finance Charge                                                            3 $    82.95                           $    82.95
-----------------------------------------------------------------------------------------------------------------------------------
        Finance Charge                                                            3 $    27.65                           $    27.65
-----------------------------------------------------------------------------------------------------------------------------------
Thornton Communications                09/24/1999 (749029)      Judy C.   10/29   2 $   820.00                           $   820.00
-----------------------------------------------------------------------------------------------------------------------------------
Qwest  Communications                  09/30/1999 (37860168)              10/29   1 $10,691.46  $ 5,691.46  12/22  1787  $ 5,000.00
-----------------------------------------------------------------------------------------------------------------------------------
National Independent Billing                 9/24                         10/29   1 $ 2,211.71                           $ 2,211.71
-----------------------------------------------------------------------------------------------------------------------------------
Dimensional Marketing                  09/30/1999 (1176709)               10/29   3 $ 7,837.37
-----------------------------------------------------------------------------------------------------------------------------------
        Credits Issued                                                    10/29   3($ 4,333.94)                          $ 3,503.43
-----------------------------------------------------------------------------------------------------------------------------------
Randstad                               09/22/1999 (99-38-06983) Linda M.  10/29   2 $   880.00                           $   880.00
-----------------------------------------------------------------------------------------------------------------------------------
Telco Communications                   10/01/1999 (2332954)                11/1   1 $14,067.57                           $14,067.57
-----------------------------------------------------------------------------------------------------------------------------------
Gentle, Pickens & Eliason                    10/1                          11/5   3 $   770.55                           $   770.55
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                     10/07/1999 (3551)        Crowe, May 11/5   2 $   868.00                           $   868.00
-----------------------------------------------------------------------------------------------------------------------------------
O'Keefe Ashenden Lyons                   09/27/99 (15721)                  11/5   3 $   812.50                           $   812.50
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-2

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                              DUE  CATE-
        VENDORS                                                            DATE GORY  AMOUNT      PAYMENT   DATE   CK #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Thornton Communications             10/01/1999 (749030)    Judy C.         11/5   2 $   820.00                           $   820.00
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry                                            11/12   3 $ 9,185.97                           $ 9,185.97
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75266)     $   137.68
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75259)     $   127.50
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75260)     $   102.00
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75261)     $    68.46
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75262)     $    42.70
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75263)     $    14.80
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75264)     $   573.42
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75265)     $ 1,350.58
-----------------------------------------------------------------------------------------------------------------------------------
                                    09/28/1999 (75258)     $ 6,768.83
-----------------------------------------------------------------------------------------------------------------------------------
                                                           $ 9,185.97
-----------------------------------------------------------------------------------------------------------------------------------
Buck, Joe                           Expense Reimbursement                 11/12   3 $   337.47                           $   337.47
-----------------------------------------------------------------------------------------------------------------------------------
Thornton Communications             10/08/1999 (749031)    Judy C.        11/12   2 $   820.00                           $   820.00
-----------------------------------------------------------------------------------------------------------------------------------
Buck, Joe                           Expense Reimbursement                 11/12   3 $   776.20                           $   776.20
-----------------------------------------------------------------------------------------------------------------------------------
Parker, Poe, Adams & Bernstein      10/15/1999 (34760)                    11/19   3 $ 2,732.00                           $ 2,732.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                           10/28/1999 (3849)                     11/19   1 $ 3,093.90                           $ 3,093.90
-----------------------------------------------------------------------------------------------------------------------------------
National Furniture Liquidators      10/26/1999 (595)                      11/19   3 $   995.90                           $   995.90
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                  11/03/1999 (3612)      Crowe          11/19   2 $   336.00                           $   336.00
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                     09/30/1999 (10333)                    11/19   3 $   743.30                           $   743.30
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                  10/20/1999 (3578)      Crowe, May     11/19   2 $   815.50                           $   815.50
-----------------------------------------------------------------------------------------------------------------------------------
FTI Consulting, Inc.                     10/14                            11/19   3 $ 9,356.10
-----------------------------------------------------------------------------------------------------------------------------------
                 Waived by FTI                                                     ($ 3,428.75)                          $ 5,927.35
-----------------------------------------------------------------------------------------------------------------------------------
National Independent Billing             10/22                            11/19   1 $ 2,493.48                           $ 2,493.48
-----------------------------------------------------------------------------------------------------------------------------------
Frontier Communications                  10/25                            11/19   1 $16,753.23                           $16,753.23
-----------------------------------------------------------------------------------------------------------------------------------
Credit Bureau of Kingsport                11/2                            11/22   2 $   268.00                           $   268.00
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-3

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                              DUE  CATE-
        VENDORS                                                            DATE GORY  AMOUNT      PAYMENT   DATE   CK #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Willoughby & Hoefer, P.A            10/25/1999 (22)                       11/26   3 $ 9,846.87                           $ 9,846.87
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                  10/28/1999 (3602)      Crowe,May      11/26   2 $   868.00                           $   868.00
-----------------------------------------------------------------------------------------------------------------------------------
Qwest Communications                10/31/1999 (37889615)                 11/26   1 $30,383.72                           $30,383.72
-----------------------------------------------------------------------------------------------------------------------------------
Qwest Communications                10/31/1999 (37860168)                 11/26   1 $ 7,652.15                           $ 7,652.15
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry      10/28/1999 (76823)                    11/26   3 $ 7,413.70                           $ 7,413.70
-----------------------------------------------------------------------------------------------------------------------------------
Buck, Joe                           Expense Reimbursement                 11/26   2 $   107.77                           $   107.77
-----------------------------------------------------------------------------------------------------------------------------------
GFC Communications                  11/10/1999 (17050)                    11/30   1 $ 1,140.78                           $ 1,140.78
-----------------------------------------------------------------------------------------------------------------------------------
Norton, Richard(Clerk Of Court)     December 1999 Rent                     12/1   2 $ 7,083.33                           $ 7,083.33
-----------------------------------------------------------------------------------------------------------------------------------
Imperial Bank                       Nov. Late Fees                         12/1   4 $    49.22                           $    49.22
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                              11/16/1999 (178)                       12/2   1 $ 9,160.78                           $ 9,160.78
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                           11/10/1999 (3843)                      12/2   1 $ 1,519.78                           $ 1,519.78
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                           11/10/1999 (3833)                      12/2   1 $ 1,124.82                           $ 1,124.82
-----------------------------------------------------------------------------------------------------------------------------------
Community Business Centers          11/22/1999 (865)       Myrtle Beach    12/2   3 $   292.00                           $   292.00
-----------------------------------------------------------------------------------------------------------------------------------
Thermocopy                          11/12/1999 (223434)    S0625           12/3   2 $   613.26                           $   613.26
-----------------------------------------------------------------------------------------------------------------------------------
Telcordia Technologies              11/03/1999 (9864260)                   12/3   2 $   285.00                           $   285.00
-----------------------------------------------------------------------------------------------------------------------------------
Thermocopy                          11/09/1999 (2123193)   S0523           12/3   2 $   450.10                           $   450.10
-----------------------------------------------------------------------------------------------------------------------------------
Technologies Management             11/01/1999 (9105513T)                  12/3   2 $    19.16                           $    19.16
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                           11/04/1999 (3841)                      12/3   1 $ 3,336.91                           $ 3,336.91
-----------------------------------------------------------------------------------------------------------------------------------
Sprint Yellow Pages                      11/17                             12/3   2 $    15.25                           $    15.25
-----------------------------------------------------------------------------------------------------------------------------------
Time & Pay                          11/22/1999 (41131)                     12/3   2 $    77.50                           $    77.50
-----------------------------------------------------------------------------------------------------------------------------------
Advantage Printing                  11/08/1999 (19298)                     12/3   2 $   919.00                           $   919.00
-----------------------------------------------------------------------------------------------------------------------------------
Thermocopy                          12/01/1999 (224664)    S0502           12/5   2 $   227.55                           $   227.55
-----------------------------------------------------------------------------------------------------------------------------------
Parker, Poe, Adams & Bernstein      11/08/1999 (36704)                     12/8   3 $   581.90                           $   581.90
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                           11/16/1999 (3845)                      12/8   1 $ 6,515.30                           $ 6,515.30
-----------------------------------------------------------------------------------------------------------------------------------
National Furniture Liquidators      11/30/1999 (628)                       12/8   2 $   995.90                           $   995.90
-----------------------------------------------------------------------------------------------------------------------------------
Myrtle Beach Communications         11/29/1999 (10009850)                  12/9   2 $    44.00                           $    44.00
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-4

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                                DUE   CATE-
      VENDORS                                                                DATE  GORY     AMOUNT   PAYMENT DATE  CK #   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Altech, Inc                               11/29/1999 (5217)                 12/10   2    $   292.79                      $   292.79
-----------------------------------------------------------------------------------------------------------------------------------
Ungureit, Fred                       Expense Reimbursement                  12/10   2    $    69.20                      $    69.20
-----------------------------------------------------------------------------------------------------------------------------------
United Supply                            11/12/1999 (26874)                 12/10   2    $   252.90                      $   252.90
-----------------------------------------------------------------------------------------------------------------------------------
Luna, Cathy                                         REFUND                  12/10   5    $    25.00                      $    25.00
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                        11/23/1999 (3658)  McCracken      12/10   2    $   445.20                      $   445.20
-----------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation                  11/15/1999 (870)  Tape Conv.     12/10   2    $ 2,270.00                      $ 2,270.00
-----------------------------------------------------------------------------------------------------------------------------------
Kwik Kafe Company                       11/16/1999 (433256)                 12/10   2    $    34.20                      $    34.20
-----------------------------------------------------------------------------------------------------------------------------------
Sign Time                                12/01/1999 (10262)                 12/12   2    $ 1,247.75                      $ 1,247.75
-----------------------------------------------------------------------------------------------------------------------------------
Kingsport Times News                                 11/30                  12/14   2    $    30.55                      $    30.55
-----------------------------------------------------------------------------------------------------------------------------------
Pitney Bowes                            01/30/2000 (516289)  Late Charge    12/14   4    $     5.00                      $     5.00
-----------------------------------------------------------------------------------------------------------------------------------
Credit Bureau of Kingsport                            12/2                  12/14   2    $   189.60                      $   189.60
-----------------------------------------------------------------------------------------------------------------------------------
Dilworth, Vickie                                    REFUND   Apples         12/14   5    $    49.00                      $    49.00
-----------------------------------------------------------------------------------------------------------------------------------
Pitney Bowes                           12/14/1999 (5162889)  Meter Rental   12/14   2    $   184.14                      $   184.14
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                     11/16/1999 (186)                 12/14   1    $ 4,217.40                      $ 4,217.40
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                     11/16/1999 (184)                 12/14   1    $ 1,067.97                      $ 1,067.97
-----------------------------------------------------------------------------------------------------------------------------------
Bristol Herald Courier                               11/30                  12/14   2    $    37.95                      $    37.95
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                     11/16/1999 (185)                 12/14   1    $ 1,109.07                      $ 1,109.07
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                        11/30/1999 (3679)  McCracken      12/14   2    $   252.00                      $   252.00
-----------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                        12/08/1999 (3688)  McCracken      12/15   2    $   448.00                      $   448.00
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                     11/16/1999 (186)                 12/15   1    $ 4,217.40                      $ 4,217.40
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/22/1999 (3847)                 12/16   1    $ 7,024.73                      $ 7,024.73
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/22/1999 (3837)                 12/16   1    $   476.19                      $   476.19
-----------------------------------------------------------------------------------------------------------------------------------
McClellan, Van                                        11/7                  12/17   2    $ 1,666.83                      $ 1,666.83
-----------------------------------------------------------------------------------------------------------------------------------
Sullivan Co. Property Taxes                          57492                  12/17   3    $ 3,131.53                      $ 3,131.53
-----------------------------------------------------------------------------------------------------------------------------------
Time & Pay                               12/07/1999 (41372)                 12/17   2    $    78.00                      $    78.00
-----------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing                        11/19/1999 (710002)                 12/17   2    $   152.87                      $   152.87
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-5

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                                DUE   CATE-
      VENDORS                                                                DATE  GORY     AMOUNT   PAYMENT DATE  CK #   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing                        11/19/1999 (721496)                 12/17   2    $   671.12                      $   671.12
-----------------------------------------------------------------------------------------------------------------------------------
Unishippers (Airborne)                   12/06/1999 (23205)                 12/17   2    $   373.10                      $   373.10
-----------------------------------------------------------------------------------------------------------------------------------
FTI Consulting, Inc.                                 11/16                  12/17   2    $   715.54                      $   715.54
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                          10/31/1999 (10386)                 12/17   2    $   586.69                      $   586.69
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/25/1999 (3838)                 12/18   1    $   538.88                      $   538.88
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/25/1999 (3848)                 12/18   1    $ 2,788.21                      $ 2,788.21
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/28/1999 (3849)                 12/21   1    $ 4,405.90                      $ 4,405.90
-----------------------------------------------------------------------------------------------------------------------------------
Illuminet                                11/25/1999 (25581)                 12/21   1    $ 3,842.34                      $ 3,842.34
-----------------------------------------------------------------------------------------------------------------------------------
Technologies Management               12/02/1999 (9115513T)                 12/21   2    $    61.76                      $    61.76
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/28/1999 (3150)                 12/21   1    $    16.84                      $    16.84
-----------------------------------------------------------------------------------------------------------------------------------
National Independent Billing                         11/24                  12/21   1    $ 2,341.28                      $ 2,341.28
-----------------------------------------------------------------------------------------------------------------------------------
Sonitrol of the Tri Cities              12/01/1999 (SK-404)                 12/21   2    $    25.38                      $    25.38
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 11/28/1999 (3839)                 12/21   1    $   550.91                      $   550.91
-----------------------------------------------------------------------------------------------------------------------------------
Kingsport Answering Service              12/01/1999 (AS-98)                 12/21   2    $    71.02                      $    71.02
-----------------------------------------------------------------------------------------------------------------------------------
HTC                                  11/26/1999 (33-2501-0)  Fred's Cell    12/23   2    $   160.74                      $   160.74
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/01/1999 (3840)                 12/23   1    $   103.87                      $   103.87
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/01/1999 (3830)                 12/24   1    $   164.50                      $   164.50
-----------------------------------------------------------------------------------------------------------------------------------
McWhirter Reeves                                     11/18                  12/24   2    $    22.57                      $    22.57
-----------------------------------------------------------------------------------------------------------------------------------
Kwik Kafe Company                       11/30/1999 (434261)                 12/24   2    $    43.30                      $    43.30
-----------------------------------------------------------------------------------------------------------------------------------
Business Journal                          11/30/1999 (1150)                 12/24   2    $   236.60                      $   236.60
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry           11/24/1999 (78849)                 12/24   3    $   301.23                      $   301.23
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry           11/24/1999 (78848)                 12/24   3    $   128.70                      $   128.70
-----------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry           11/24/1999 (78850)                 12/24   3    $    13.80                      $    13.80
-----------------------------------------------------------------------------------------------------------------------------------
Frontier Communications                              11/29                  12/27   1    $ 9,467.68                      $ 9,467.68
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-6

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                                DUE   CATE-
      VENDORS                                                                DATE  GORY     AMOUNT   PAYMENT DATE  CK #   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
BA Credit Corp.                                      11/25   Switch Lease   12/27   2    $11,801.02                      $11,801.02
-----------------------------------------------------------------------------------------------------------------------------------
                  Late Charges                                                      4    $ 2,655.28                      $ 2,655.28
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/04/1999 (3831)                 12/27   1    $   804.88                      $   804.88
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/04/1999 (3841)                 12/27   1    $ 3,681.13                      $ 3,681.13
-----------------------------------------------------------------------------------------------------------------------------------
Reynolds, Paul                  Ex. Reimbursement 10/02/99)                 12/28   2    $   210.10                      $   210.10
-----------------------------------------------------------------------------------------------------------------------------------
De Lage Landen                                        12/7                  12/28   2    $   573.43                      $   573.43
-----------------------------------------------------------------------------------------------------------------------------------
Qwest Communications                  11/30/1999 (37889615)                 12/28   1    $30,781.61                      $30,781.61
-----------------------------------------------------------------------------------------------------------------------------------
Kean, Miller, Hawthorne                              11/18                  12/29   2    $    24.00                      $    24.00
-----------------------------------------------------------------------------------------------------------------------------------
Office Depot                          12/08/1999 (Dec Stmt)                 12/29   2    $   545.29                      $   545.29
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/07/1999 (3842)                 12/30   1    $ 3,500.89                      $ 3,500.89
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/07/1999 (3832)                 12/30   1    $   851.60                      $   851.60
-----------------------------------------------------------------------------------------------------------------------------------
Ferris & Ferris                          11/30/1999 (10413)                 12/30   3    $   824.02                      $   824.02
-----------------------------------------------------------------------------------------------------------------------------------
Qwest Communications                  11/30/1999 (37860168)                 12/30   1    $ 3,276.19                      $ 3,276.19
-----------------------------------------------------------------------------------------------------------------------------------
Kingsport Chamber of Commerce             11/29/1999 (5963)                 12/31   2    $   240.00                      $   240.00
-----------------------------------------------------------------------------------------------------------------------------------
GFC Communications                       12/05/1999 (17050)                 12/31   1    $   685.27                      $   685.27
-----------------------------------------------------------------------------------------------------------------------------------
Buck, Joe                            Expense Reimbursement                  12/31   3    $   271.64                      $   271.64
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                     12/16/1999 (178)                   1/1   1    $ 9,747.44                      $ 9,747.44
-----------------------------------------------------------------------------------------------------------------------------------
Community Business Centers                 12/23/1999 (865)  Myrtle Beach     1/1   2    $   296.81                      $   296.81
-----------------------------------------------------------------------------------------------------------------------------------
U.P.S.                          12/25/1999 (4440944316-529)                   1/1   3    $    11.75                      $    11.75
-----------------------------------------------------------------------------------------------------------------------------------
Imperial Bank                             01/01/2000 (1443)                   1/1   2    $ 3,614.08
-----------------------------------------------------------------------------------------------------------------------------------
                  Late Charges                                                           $    54.21                      $ 3,668.29
-----------------------------------------------------------------------------------------------------------------------------------
Osborne, Diane                                      REFUND   Apples           1/2   5    $    69.00                      $    69.00
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                      12/16/199 (188)                   1/2   1    $49,247.88                      $49,247.88
-----------------------------------------------------------------------------------------------------------------------------------
LeClair Ryan                             11/30/1999 (70853)                   1/2   3    $   274.38                      $   274.38
-----------------------------------------------------------------------------------------------------------------------------------
Carpenter, Bradley                                  REFUND   Apples           1/2   5    $    69.00                      $    69.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/10/1999 (3833)                   1/2   1    $   680.39                      $   680.39
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-7

                                ACCOUNTS PAYABLE

02/13/2000 TC                                                                DUE   CATE-
      VENDORS                                                                DATE  GORY     AMOUNT   PAYMENT DATE  CK #   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/10/1999 (3843)                   1/2   1    $ 1,719.61                      $ 1,719.61
-----------------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.                  12/08/1999 (1312941)                   1/2   2    $ 2,553.54                      $ 2,553.54
-----------------------------------------------------------------------------------------------------------------------------------
Sprint Yellow Pages                                  12/18                    1/3   2    $    15.34                      $    15.34
-----------------------------------------------------------------------------------------------------------------------------------
Unishippers (Airborne)                   12/20/1999 (23524)                   1/3   2    $   338.01                      $   338.01
-----------------------------------------------------------------------------------------------------------------------------------
Burns, Tyra                                         REFUND   Apples           1/3   5    $    69.00                      $    69.00
-----------------------------------------------------------------------------------------------------------------------------------
Advantage Printing                       12/08/1999 (19376)                   1/4   2    $   292.95                      $   292.95
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/13/1999 (3844)                   1/5   1    $   180.05                      $   180.05
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/13/1999 (3834)                   1/5   1    $   480.76                      $   480.76
-----------------------------------------------------------------------------------------------------------------------------------
Kwik Kafe Company                       12/14/1999 (435339)                   1/7   2    $    66.84                      $    66.84
-----------------------------------------------------------------------------------------------------------------------------------
Altech, Inc                               12/21/1999 (5304)                   1/8   3    $   195.19                      $   195.19
-----------------------------------------------------------------------------------------------------------------------------------
Unishippers (Airborne)                   12/27/1999 (23838)                   1/8   2    $   370.65                      $   370.65
-----------------------------------------------------------------------------------------------------------------------------------
U.P.S.                          01/01/2000 (4440944316-010)                   1/8   3    $    15.50                      $    15.50
-----------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation                  12/10/1999 (890)  Tape Conv.       1/8   2    $ 1,150.00                      $ 1,150.00
-----------------------------------------------------------------------------------------------------------------------------------
National Furniture Liquidators             12/31/1999 (652)                   1/8   2    $   995.90                      $   995.90
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/16/1999 (3845)                   1/8   1    $ 5,091.33                      $ 5,091.33
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/16/1999 (3835)                   1/8   1    $   594.36                      $   594.36
-----------------------------------------------------------------------------------------------------------------------------------
Myrtle Beach Communications           12/28/1999 (10011793)                   1/9   2    $    44.00                      $    44.00
-----------------------------------------------------------------------------------------------------------------------------------
Time & Pay                               12/20/1999 (41601)                  1/10   2    $    74.50                      $    74.50
-----------------------------------------------------------------------------------------------------------------------------------
Bristol Herald Courier                               12/31                   1/10   2    $    30.57                      $    30.57
-----------------------------------------------------------------------------------------------------------------------------------
Byrd, Tara                                          REFUND   Apples          1/10   5    $    79.00                      $    79.00
-----------------------------------------------------------------------------------------------------------------------------------
Adkins, Sarah                                       REFUND                   1/10   5    $    94.00                      $    94.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/19/1999 (3846)                  1/10   1    $    19.80                      $    19.80
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                 12/19/1999 (3836)                  1/10   1    $   308.26                      $   308.26
-----------------------------------------------------------------------------------------------------------------------------------
Business Journal                          12/31/1999 (1150)                  1/10   3    $   263.60                      $   263.60
-----------------------------------------------------------------------------------------------------------------------------------
Credit Bureau Of Kingsport                      01/04/2000                   1/13   2    $   287.20                      $   287.20
-----------------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.                  12/16/1999 (1312940)                  1/13   2    $ 2,176.12                      $ 2,176.12
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-8

                                ACCOUNTS PAYABLE

------------------------------------------------------------------------------------------------------------------------------------
02/13/2000 TC                                                                   DUE  CATE-
         VENDORS                                                                DATE GORY    AMOUNT   PAYMENT DATE CK #    BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing                            12/20/1999 (710002)                 1/13  2   $    152.69                   $    152.69
------------------------------------------------------------------------------------------------------------------------------------
GTE South                                     12/22/1999 (3847)                 1/13  1   $   (393.62)                  $   (393.62)
------------------------------------------------------------------------------------------------------------------------------------
GTE South                                       12/22/99 (3837)                 1/13  1   $    354.75                   $    354.75
------------------------------------------------------------------------------------------------------------------------------------
Kingsport Times News                                     12/31                  1/14  2   $     30.00                   $     30.00
------------------------------------------------------------------------------------------------------------------------------------
Time & Pay                                   01/07/2000 (41775)                 1/14  2   $     76.00                   $     76.00
------------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry               12/20/1999 (80587)                 1/15  3   $    602.06                   $    602.06
------------------------------------------------------------------------------------------------------------------------------------
FirsTeam Personnel                            12/16/1999 (3701)    McCracken    1/15  2   $    448.00                   $    448.00
------------------------------------------------------------------------------------------------------------------------------------
Boult Cummings Conners & Berry               12/20/1999 (80586)                 1/15  3   $     25.50                   $     25.50
------------------------------------------------------------------------------------------------------------------------------------
Illuminet                                    12/25/1999 (25581)                 1/15  1   $  3,862.81                   $  3,862.81
------------------------------------------------------------------------------------------------------------------------------------
Kingsport Answering Service                  01/01/2000 (AS-98)                 1/15  2   $     72.09                   $     72.09
------------------------------------------------------------------------------------------------------------------------------------
Sonitrol of the Tri Cities                  01/01/2000 (SK-404)                 1/15  2   $     25.39                   $     25.39
------------------------------------------------------------------------------------------------------------------------------------
National Independent Billing                             12/23                  1/15  1   $  1,339.97                   $  1,339.97
------------------------------------------------------------------------------------------------------------------------------------
Sprint - (Credit)                   12/14/1999 $(1,356.25 X 12)  Double Billed  1/17  1   $(16,275.00)                  $(16,275.00)
------------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation                      01/04/2000 (907)   Tape Conv.    1/17  2   $  1,300.00                   $  1,300.00
------------------------------------------------------------------------------------------------------------------------------------
Sprint                                         12/16/1999 (186)                 1/17  1   $  4,217.40                   $  4,217.40
------------------------------------------------------------------------------------------------------------------------------------
Sprint                                         12/16/1999 (184)                 1/17  1   $  1,089.09                   $  1,089.09
------------------------------------------------------------------------------------------------------------------------------------
Sprint                                         12/16/1999 (185)                 1/17  1   $  1,193.38                   $  1,193.38
------------------------------------------------------------------------------------------------------------------------------------
BellSouth                                         Credit (615N)                 1/20  1   $    (98.68)                  $    (98.68)
------------------------------------------------------------------------------------------------------------------------------------
Willoughby & Hoefer, P.A                       12/20/1999  (24)                 1/20  3   $    916.33                   $    916.33
------------------------------------------------------------------------------------------------------------------------------------
BellSouth                                      01/05/2000 (601)                 1/21  1   $    656.69
------------------------------------------------------------------------------------------------------------------------------------
                     Dispute                                                              $     (8.08)                  $    648.61
------------------------------------------------------------------------------------------------------------------------------------
BellSouth                                      01/05/2000 (615)                 1/21  1   $ 28,008.54
------------------------------------------------------------------------------------------------------------------------------------
                     Dispute                                                              $ (1,044.77)                  $ 26,963.77
------------------------------------------------------------------------------------------------------------------------------------
BellSouth                                      01/05/2000 (205)                 1/21  1   $    190.27                   $    190.27
------------------------------------------------------------------------------------------------------------------------------------
BellSouth                                      01/05/2000 (502)                 1/21  1   $    448.20
------------------------------------------------------------------------------------------------------------------------------------

                                      7-9

                                ACCOUNTS PAYABLE

----------------------------------------------------------------------------------------------------------------------------------
02/13/2000 TC                                                                DUE  CATE-
         VENDORS                                                             DATE GORY      AMOUNT   PAYMENT DATE CK #    BALANCE
----------------------------------------------------------------------------------------------------------------------------------
                         Dispute                                                         $   (23.92)                   $   424.28
----------------------------------------------------------------------------------------------------------------------------------
BellSouth                                      Credit (615S)                 1/24  1     $    (5.41)                   $    (5.41)
----------------------------------------------------------------------------------------------------------------------------------
ZFX, Inc.                                  01/10/2000 (3207)                 1/24  3     $    95.00                    $    95.00
----------------------------------------------------------------------------------------------------------------------------------
GTE South                                  01/01/2000 (3840)                 1/24  1     $   467.33                    $   467.33
----------------------------------------------------------------------------------------------------------------------------------
Altech, Inc.                               01/12/2000 (5370)                 1/24  3     $    97.60                    $    97.60
----------------------------------------------------------------------------------------------------------------------------------
Unishippers (Airborne)                   01/10/2000 (200174)                 1/24  2     $   284.31                    $   284.31
----------------------------------------------------------------------------------------------------------------------------------
Kwik Kafe Company                        12/18/1999 (436523)                 1/25  2     $    32.47                    $    32.47
----------------------------------------------------------------------------------------------------------------------------------
BellSouth                                   01/05/2000 (843)                 1/25  1     $15,278.38
----------------------------------------------------------------------------------------------------------------------------------
                         Dispute                                                         $(2,081.05)                   $13,197.33
----------------------------------------------------------------------------------------------------------------------------------
Frontier Communications                               12/28                  1/26  1     $12,105.04                    $12,105.04
----------------------------------------------------------------------------------------------------------------------------------
Blackburn, Childers, & Steagall                  12/29/1999                  1/26  3     $10,000.00                    $10,000.00
----------------------------------------------------------------------------------------------------------------------------------
BA Credit Corporation                     12/26/1999(350241)   Switch Lease  1/26  2     $11,801.02                    $11,801.02
----------------------------------------------------------------------------------------------------------------------------------
                    Late Charges                                                   4     $ 2,655.28                    $ 2,655.28
----------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing                         01/04/2000 (708632)                 1/27  2     $ 1,931.53
----------------------------------------------------------------------------------------------------------------------------------
                    Late Charges                                                         $   386.96                    $ 2,318.49
----------------------------------------------------------------------------------------------------------------------------------
GTE South                                  01/04/2000 (3841)                 1/27  1     $ 5,275.22                    $ 5,275.22
----------------------------------------------------------------------------------------------------------------------------------
United Cities Gas Company               12/28/1999 (69966-9)     JC Switch   1/27  2     $    13.10                    $    13.10
----------------------------------------------------------------------------------------------------------------------------------
WRZK Radio                                 12/28/1999 (3607)    Radio Adv.   1/27  3     $   210.00                    $   210.00
----------------------------------------------------------------------------------------------------------------------------------
Waste Management                   01/03/2000 (2113-0069499)                 1/27  2     $    38.00                    $    38.00
----------------------------------------------------------------------------------------------------------------------------------
GTE South                                  01/04/2000 (3831)                 1/27  1     $   885.55                    $   885.55
----------------------------------------------------------------------------------------------------------------------------------
Technologies Management                01/04/2000 (9125513T)                 1/28  2     $    22.16                    $    22.16
----------------------------------------------------------------------------------------------------------------------------------
Advantage Printing                        12/30/1999 (19422)                 1/28  2     $   595.67                    $   595.67
----------------------------------------------------------------------------------------------------------------------------------
WTFM 98.5 Radio                          12/28/1999 (28138)     Radio Adv.   1/28  3     $   465.00                    $   465.00
----------------------------------------------------------------------------------------------------------------------------------
Time & Pay                               01/18/2000 (041964)                 1/28  2     $    76.00                    $    76.00
----------------------------------------------------------------------------------------------------------------------------------
Daniels, Monnie                                      REFUND       Apples     1/28  5     $    54.10                    $    54.10
----------------------------------------------------------------------------------------------------------------------------------
Kingsport Water Dept                        01/10/2000 (Dec)                 1/28  2     $    40.42                    $    40.42
----------------------------------------------------------------------------------------------------------------------------------

                                      7-10

                                ACCOUNTS PAYABLE

-----------------------------------------------------------------------------------------------------------------------------------
02/13/2000 TC                                                                    DUE  CATE-
         VENDORS                                                                 DATE GORY   AMOUNT   PAYMENT DATE CK #   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
WKPT Radio                                 12/29/1999 (24408)    Radio Adv.       1/29  2  $   100.00                   $   100.00
-----------------------------------------------------------------------------------------------------------------------------------
Summers Press, Inc.                       01/04/2000 (788262)   Osha Comlp Gu     1/29  3  $   198.25                   $   198.25
-----------------------------------------------------------------------------------------------------------------------------------
National Furniture Liquidators               01/19/2000 (670)                     1/29  2  $   995.90                   $   995.90
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                   01/07/2000 (3832)                     1/30  1  $   660.41                   $   660.41
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                   01/07/2000 (3842)                     1/30  1  $ 1,583.98                   $ 1,583.98
-----------------------------------------------------------------------------------------------------------------------------------
Qwest Communications                    12/31/1999 (37889615)                     1/30  1  $25,860.79                   $25,860.79
-----------------------------------------------------------------------------------------------------------------------------------
De Lage Landen                          01/07/2000 (27012344)                     1/31  2  $   558.99                   $   558.99
-----------------------------------------------------------------------------------------------------------------------------------
U.P.S                             01/15/2000 (4440944316-030)                     1/31  2  $    25.00                   $    25.00
-----------------------------------------------------------------------------------------------------------------------------------
GFC Communications                         01/05/2000 (17050)                     1/31  1  $ 1,170.97                   $ 1,170.97
-----------------------------------------------------------------------------------------------------------------------------------
Office Depot                            01/06/2000 (Jan Stmt)                     1/31  2  $   262.75                   $   262.75
-----------------------------------------------------------------------------------------------------------------------------------
RKI                                       01/31/2000 (010100)   MB Rent - Jan     1/31  2  $   500.00                   $   500.00
-----------------------------------------------------------------------------------------------------------------------------------
Community Business Centers                   01/28/2000 (884)   Myrtle Beach       2/1  3  $   275.00                   $   275.00
-----------------------------------------------------------------------------------------------------------------------------------
Imperial Bank                               12/14/1999 (1687)                      2/1  2  $ 3,614.08                   $ 3,614.08
-----------------------------------------------------------------------------------------------------------------------------------
Norton, Richard                           February 2000 Rent                       2/1  2  $ 7,083.33                   $ 7,083.33
-----------------------------------------------------------------------------------------------------------------------------------
Leclair Ryan                               12/31/1999 (72038)                      2/1  3  $   355.18                   $   355.18
-----------------------------------------------------------------------------------------------------------------------------------
Time & Pay                                02/01/2000 (042193)   4th Qtr Rpts       2/1  2  $   150.00                   $   150.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                       01/02/2000 (DBA3653110-00002)                      2/1  1  $   491.28                   $   491.28
-----------------------------------------------------------------------------------------------------------------------------------
Santee Cooper                        01/15/2000 (2-519-27370)   MB Electricity     2/1  2  $   124.11                   $   124.11
-----------------------------------------------------------------------------------------------------------------------------------
Postmaster                                 Postage for Meter                       2/1  3  $ 1,000.00                   $ 1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
American Express                           01/16/2000 (61001)                      2/1  2  $   361.82                   $   361.82
-----------------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.                    01/07/2000 (1312941)                      2/2  2  $ 2,564.99                   $ 2,564.99
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                   01/10/2000 (3843)                      2/2  1  $ 2,281.94                   $ 2,281.94
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                                   01/10/2000 (3833)                      2/2  1  $   564.76                   $   564.76
-----------------------------------------------------------------------------------------------------------------------------------
Telcordia Technologies                   01/05/2000 (9870973)                      2/2  2  $   285.00                   $   285.00
-----------------------------------------------------------------------------------------------------------------------------------
Gentle, Pickens & Eliason                01/04/2000 (32213-1)   AL Certification   2/3  3  $    75.00                   $    75.00
-----------------------------------------------------------------------------------------------------------------------------------
Sprint Yellow Pages                                     1/17                       2/3  3  $    15.58                   $    15.58
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-11

                                ACCOUNTS PAYABLE

-----------------------------------------------------------------------------------------------------------------------------------
02/13/2000 TC                                                                   DUE  CATE-
         VENDORS                                                                DATE GORY   AMOUNT     PAYMENT DATE CK #  BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                  01/16/2000 (178)                        2/4   1     $ 8,070.63                   $ 8,070.63
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                  01/16/2000 (188)                        2/4   1     $39,242.76                   $39,242.76
-----------------------------------------------------------------------------------------------------------------------------------
StorageMax                             01/26/2000 (E-48)      JC Storage        2/4   2     $    85.00                   $    85.00
-----------------------------------------------------------------------------------------------------------------------------------
BellSouth                             01/07/2000 (615 C)                        2/4   2     $    73.28                   $    73.28
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/13/2000 (3834)                        2/5   1     $   431.66                   $   431.66
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/13/2000 (3844)                        2/5   1     $   184.61                   $   184.61
-----------------------------------------------------------------------------------------------------------------------------------
Advantage Printing                    01/06/2000 (19432)                        2/5   3     $ 1,489.16                   $ 1,489.16
-----------------------------------------------------------------------------------------------------------------------------------
Berkeley, Theresa                   01/27/2000 (SC20784)     Apples Refund      2/7   5     $    97.00                   $    97.00
-----------------------------------------------------------------------------------------------------------------------------------
Unishippers (Airborne)               01/24/2000 (200475)                        2/7   3     $   456.76                   $   456.76
-----------------------------------------------------------------------------------------------------------------------------------
SunCom (CellularOne)             Paul Reynolds Cellular                         2/8   2     $    79.97                   $    79.97
-----------------------------------------------------------------------------------------------------------------------------------
Stowaway Storage                          February 2000        Kingsport        2/8   2     $    70.00                   $    70.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/16/2000 (3845)                        2/8   1     $ 6,923.25                   $ 6,923.25
-----------------------------------------------------------------------------------------------------------------------------------
Yates, Terry                   01/28/2000 (615-384-8261)     Apples Refund      2/8   5     $    59.00                   $    59.00
-----------------------------------------------------------------------------------------------------------------------------------
Ford System, Inc. The                 01/10/2000 (11201)                        2/8   3     $    30.85                   $    30.85
-----------------------------------------------------------------------------------------------------------------------------------
Kwik Kafe Company                    01/11/2000 (437609)                        2/8   3     $    36.80                   $    36.80
-----------------------------------------------------------------------------------------------------------------------------------
Sprint                                  01/16/2000 (188)                        2/8   1     $   197.57                   $   197.57
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/16/2000 (3835)                        2/8   1     $   533.64                   $   533.64
-----------------------------------------------------------------------------------------------------------------------------------
Myrtle Beach Communications        01/27/2000 (10012587)                       2/10   3     $    44.00                   $    44.00
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/19/2000 (3846)                       2/10   1     $    34.73                   $    34.73
-----------------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.               01/14/2000 (1312940)                       2/10   3     $ 2,200.81                   $ 2,200.81
-----------------------------------------------------------------------------------------------------------------------------------
Credit Bureau Of Kingsport                   02/01/2000                        2/10   3     $   237.50                   $   237.50
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                              01/19/2000 (3836)                       2/10   1     $    51.18                   $    51.18
-----------------------------------------------------------------------------------------------------------------------------------
N. Carolina Utilites Comm        4th Qtr Reg Fee Report                        2/11   3     $    25.00                   $    25.00
-----------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing                     01/20/2000 (703470)     300-0710002-000   2/13   2     $   153.69                   $   153.69
-----------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation               02/01/2000 (932)      Tape Conv.       2/13   2     $ 1,325.00                   $ 1,325.00
-----------------------------------------------------------------------------------------------------------------------------------
P3 Millennium Corporation               02/01/2000 (933)     Mo Sys Lease      2/13   2     $   520.00                   $   520.00
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-12

                                ACCOUNTS PAYABLE

-----------------------------------------------------------------------------------------------------------------------------------
02/13/2000 TC                                                        DUE  CATE-
         VENDORS                                                     DATE GORY   AMOUNT          PAYMENT    DATE  CK #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                    01/22/2000 (3837)                       2/13   1     $    401.15                           $    401.15
-----------------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing           01/20/2000 (703470)     300-0721496-000   2/13   2     $    677.12                           $    677.12
-----------------------------------------------------------------------------------------------------------------------------------
GTE South                    01/22/2000 (3847)                       2/13   1     $  6,075.73                           $  6,075.73
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  $718,767.30   $32,540.46              $686,226.84
-----------------------------------------------------------------------------------------------------------------------------------


                                      7-13

                                 SCHEDULE 4(K)

                                  TAX MATTERS

Target and/or Subsidiaries have filed the following tax returns:

                                      1998

P. V. TEL. INC.   62-1755090
-------------------------------------------------------------------------------
U. S. Corporate Income Tax Return (1120)
Tennessee Franchise, Excise Tax Return (FAE150)
Tennessee Ad Valorum Tax Report
Employer's Quarterly Federal Tax Return (Payroll) (941)
F.U.T.A. Tax Return (Payroll) (940)
Tennessee S.U.T.A. Tax Return (Payroll)
South Carolina State Income Tax Return (Payroll)
Virginia State Income Tax Return (Payroll)
Federal Excise Tax Quarterly Returns

P. V. TEL. OF TENNESSEE   62-1772115
-------------------------------------------------------------------------------
U.S. Partnership Return Of Income

P. V. TEL. LLC  72-1377425
-------------------------------------------------------------------------------
U.S. Partnership Return Of Income
Alabama Sales Tax Returns
North Carolina Sales Tax Returns
Tennessee Sales Tax Returns
Virginia Sales Tax Returns
West Virginia Sales Tax Returns
Georgia Sales Tax Returns
Employer's Quarterly Federal Tax Return (Payroll) 941
F.U.T.A Tax Return (Payroll) 940

MYRTLE BEACH TELEPHONE COMPANY  58-2376916
-------------------------------------------------------------------------------
U.S. Partnership Return of Income
South Carolina "C" Corporation Income Tax Return (SC1120)
South Carolina Sales Tax Returns
Employer's Quarterly Federal Tax Returns (Payroll) 941
South Carolina Withholding Tax (Payroll) WH-1605

                                      1999

P. V. TEL. INC.  62-1755090
-------------------------------------------------------------------------------
Employer's Quarterly Federal Tax Return (Payroll) 941
F.U.T.A. Tax Returns (Payroll) 940
Tennessee S.U.T.A. Tax Returns (Payroll)
South Carolina State Income Tax Returns (Payroll)
Virginia State Income Tax Returns (Payroll)
Federal Excise Tax Quarterly Returns

P. V. TEL. LLC  72-1377425
-------------------------------------------------------------------------------
Alabama Sales Tax Returns
North Carolina Sales Tax Returns
Tennessee Sales Tax Returns
Virginia Sales Tax Returns
Georgia Sales Tax Returns
West Virginia Sales Tax Returns

MYRTLE BEACH TELEPHONE COMPANY  58-2376916
-------------------------------------------------------------------------------
South Carolina Sales Tax Returns
Employer's Quarterly Federal Tax Return (Payroll) 941
South Carolina Withholding Tax Returns (Payroll) WH1605

                                SCHEDULE 4(L)(I)

                                 REAL PROPERTY

Target and its Subsidiaries lease real property pursuant to the following leases:

1. Lease Agreement dated August 1st, 1997 between P.V. Tel of Tennessee LLC, as Tenant, and James & Loretta Woodard and Larry & Janice McClanahan, as Landlord, for a 5 year lease on building and property located at 409 West Oakland Avenue, Unit 4, Johnson City, Tn.

2. Commercial Lease Agreement dated July 1st, 1999 between P.V. Tel, Inc., as Tenant, and Richard & Cynthia Norton as Landlord, for a 7 year lease on building and property located at 444 East Center Street, Kingsport, Tn.

                              SCHEDULE 4(M)(III)

                          INTELLECTUAL PROPERTY OWNED


                                      NONE

                               SCHEDULE 4(M)(IV)

                     INTELLECTUAL PROPERTY LICENSED FOR USE

Target is licensed to use intellectual property pursuant to the following agreement:

1. Software License, Services and Maintenance Agreement for billing software dated January 14th, 1998 between P.V. Tel. Inc. and P3 Millenium. License fee $560.00 per month.

                                 SCHEDULE 4(O)

                                   CONTRACTS

1. Equipment Lease Agreement dated August 11th, 1998 between P.V. Tel. Inc as Lessee, and BA Credit Corp as Lessor. Harris 20/20 Central Office equipment lease: total financed amount is: $424,872.00 for a period of 36 months.

2. Equipment Lease Agreement dated March 10th, 1999 between P.V. Tel. Inc as Lessee, and Copelco Capital as Lessor. Central Office equipment & modules lease: total financed amount is: $117,120.00 for a period of 60 months.

3. Equipment Lease Agreement dated March 15th, 1999 between P.V. Tel. Inc as Lessee, and NewCourt Leasing Corporation as Lessor. Office Computers, Power system and Generator lease: total financed amount is:
         $231,611.00 for a period of 60 months.

4. Equipment Lease Agreement dated July 3rd, 1999, 1999 between P.V. Tel. Inc as Lessee, and Copelco Capital Corporation as Lessor. Misc. key systems, Harris Startech & Cisco Routers lease: total financed amount is: $120,060.00 for a period of 60 months.

5. Equipment Lease Agreement dated September 24th, 1999 between P.V. Tel. Inc as Lessee, and Imperial Bank as Lessor. Harris ACD PBX system lease: total financed amount is: $131,580.00 for a period of 36 months.

6. Equipment Lease Agreement dated July 12th, 1999 between P.V. Tel. Inc as Lessee, and Tokia/Landen Financial Services as Lessor. CSR Office Furniture lease: total financed amount is: $37,512.00 for a period of 36 months.

7. Equipment Lease Agreement dated August 18thh, 1999 between P.V. Tel. Inc as Lessee, and Sunrise Leasing as Lessor. ISP routers & ISDN equipment lease: total financed amount is: $20,592.00 for a period of 24 months.

8. Equipment Lease Agreement dated August 23rd, 1999 between P.V. Tel. Inc as Lessee, and Data General as Lessor. Billing System mini-mainframe computer lease: total financed amount is: $165,000.00 for a period of 36 months.

9. Equipment Lease Agreement dated July 12th, 1999 between P.V. Tel. Inc as Lessee, and NewCourt Leasing Corporation as Lessor. Office Computers, Power system and Generator lease: total financed amount is:
         $34,800.00 for a period of 60 months.

10. Executive Employment Agreement dated September 23rd, 1998 between Joseph T. Buck III and P.V. Tel. Inc.

11. Executive Employment Agreement dated September 23rd, 1998 between Paul Reynolds and P.V. Tel. Inc.

12. Executive Employment Agreement dated September 23rd, 1998 between William A. Byrd and P.V. Tel. Inc.

13. Software License, Services and Maintenance Agreement dated January 1998 between P.V. Tel. Inc. and P3 Millenium Corporation. License fee $560 per month.

14. Contribution and Ownership Vesting Agreement dated September 18th, 1998 between Myrtle Beach Telephone Company, LLC and Ameritel Communications, LLC.

15. Contribution and Ownership Vesting Agreement dated August 4th, 1998 between P.V. Tel. Of Tennessee, LLC and Comtelco, Inc.

16. Agent Agreement dated March 20h, 1998 between P.V. Tel, LLC and T.B. Enterprises.

17.      Agent Agreement dated January 1st, 1999 between P.V. Tel, LLC and Dot
         Brickey.

18. Agent Agreement dated March 2nd, 1999 between P.V. Tel of Tennessee, LLC and Tiah Curd.

19. Agent Agreement dated December 28th, 1998 between P.V. Tel, Inc. and Global Telecom Services, Inc.

20. Agent Agreement dated September 2nd, 1999 between P.V. Tel of Tennessee, LLC and Randy LaFerney.

21. Agent Agreement dated February 20th, 1998 between P.V. Tel, LLC and Lighthouse Computers, Inc.

22.      Agent Agreement dated June 20th, 1997 between P.V. Tel, LLC and
         Pro-Page, Inc.

23. Agent Agreement dated September 10th, 1999 between P.V. Tel. Of Tennessee, LLC and Brad Puckett.

24. Agent Agreement dated February 2nd, 1999 between P.V. Tel. Of Tennessee LLC and The Wire Company.

25. Agent Agreement dated January 1st, 1999 between P.V. Tel, LLC and Adrienne Woodward.

26. Agent Agreement dated May 1st, 1998 between P.V. Tel. Of Tennessee LLC and Comtelco, Inc.

27. Pre-Paid Agent Agreement dated October 15th, 1999 between P.V. Tel., Inc. and Easy Title Loans, Inc.

28. Pre-Paid Agent Agreement dated November 10th, 1999 between P.V. Tel., Inc. and F&N Enterprises, Inc.

29. Pre-Paid Agent Agreement dated November 22nd, 1999 between P.V. Tel., Inc. and Gateway Communications.

30. Pre-Paid Agent Agreement dated November 22nd, 1999 between P.V. Tel., Inc. and P.B.M., Inc.

31. Pre-Paid Agent Agreement dated November 8th , 1999 between P.V. Tel., Inc. and Pro-Page, Inc.

32. Pre-Paid Agent Agreement dated November 3rd , 1999 between P.V. Tel., Inc. and Smokey Mountain Chamber of Commerce, Inc.

33. Pre-Paid Agent Agreement dated November 3rd , 1999 between P.V. Tel., Inc. and Wild Waynes, Inc.

34. Pre-Paid Agent Agreement dated November 15th, 1999 between P.V. Tel., Inc. and World Class Communications, Inc.

35. Pre-Paid Agent Agreement dated January 26th , 1999 between P.V. Tel., Inc. and Pre-Paid Services, Inc.

36. Pre-Paid Agent Agreement dated October 20th, 1999 between P.V. Tel., Inc. and Beufort Reconnect, Inc.

37. Pre-Paid Agent Agreement dated November 22nd, 1999 between P.V. Tel., Inc. and Quality Business Systems. Inc.

38. Confidentiality Agreement by and between P.V. Tel. Inc. and Sun Technology Solutions, LLC dated September 21st , 1999.

39. Confidentiality Agreement by and between P.V. Tel. Inc. and KMC, Inc. dated September 13th , 1999.

40. Confidentiality Agreement by and between P.V. Tel. Inc. and CSG, Inc. dated May 1st , 1999.

41. Confidentiality Agreement by and between P.V. Tel. Inc. and Lucent Technologies dated June 1st, 1999.

42. Resale and UNE Contract by and between P.V. Tel. Of North Carolina and Sprint Telecommunications dated September 1st, 1999.

43. Resale and UNE Contract by and between P.V. Tel. Of North Carolina and GTE Telecommunications dated July 13th, 1999.

44. Resale Contract by and between P.V. Tel. Of North Carolina and BellSouth dated August 10th, 1999.

45. Resale and UNE Contract by and between Myrtle Beach Telephone Co. and Sprint Telecommunications dated April 14th, 1999.

46. Resale and UNE Contract by and between Myrtle Beach Telephone Co. and GTE Telecommunications dated April 18th, 1999.

47. Resale Contract by and between Myrtle Beach Telephone Co. and BellSouth dated February 11th, 1998.

48. Resale and UNE Contract by and between P.V. Tel. Of Tennessee and Sprint Telecommunications dated January 15th, 1998 and May 15th, 1999 respectively.

49. Resale Contract by and between P.V. Tel. Of Tennessee and BellSouth dated January 15th, 1998.

50. Resale and UNE Contract by and between P.V. Tel. Of Kentucky and GTE Telecommunications dated July 20th, 1999.

51. Resale Contract by and between P.V. Tel. Of Kentucky and BellSouth dated July 9th, 1999.

52. Resale and UNE Contract by and between P.V. Tel. Of Virginia and Sprint Telecommunications dated September 1st, 1999.

53. Resale and UNE Contract by and between P.V. Tel. Of North Carolina and GTE Telecommunications dated October 6th, 1999.

54. Resale and UNE Contract by and between P.V. Tel. Of Florida and Sprint Telecommunications dated September 1st, 1999.

55. Resale and UNE Contract by and between P.V. Tel. Of Florida and GTE Telecommunications dated July 27th, 1999.

56. Resale Contract by and between P.V. Tel. Of Florida and BellSouth dated March 16th, 1998.

57. Resale and UNE Contract by and between P.V. Tel. Of Ohio and Sprint Telecommunications dated September 1st, 1999.

58. Resale and UNE Contract by and between P.V. Tel. Of Ohio and GTE Telecommunications dated October 28th , 1999.

59. Resale Contract by and between P.V. Tel. Of Mississippi and BellSouth dated June 29th , 1999.

60. Resale Contract by and between P.V. Tel. Of Alabama and BellSouth dated June 5th , 1999.

61. Resale and UNE Contract by and between P.V. Tel. Of Illinois and GTE Telecommunications dated July 27th , 1999.

62. Carrier Agreement by and between P.V. Tel. LLC and Telco Holdings, Inc. dated October 23rd, 1998.

63.      Carrier Agreement by and between P.V. Tel. LLC and Qwest
         Communications, Inc. dated March 5th, 1998.

64. Carrier Agreement by and between P.V. Tel. LLC and Frontier Communications, Inc. dated February 16th, 1999.

65. Agreement to Replace Owner's Security dated August 1st, 1998 by and among P.V. Tel. LLC, Joseph T. Buck III , William A. Byrd and Paul Reynolds.

66. Investment Agreement's dated September 23rd, 1998 by and among P.V. Tel. Inc., Coastal Growth Partners Limited and Seruus Telecom Fund Limited.

67. Registration Right's Agreement's dated September 23rd, 1998 by and among P.V. Tel. Inc., Coastal Growth Partners Limited and Seruus Telecom Fund Limited.

68. Demand Promissory Note to Grace Development, Inc. dated December 21st, 1999 in the amount of $450,000.00.

69.      Stock Pledge Agreement to Grace Development dated November 1st, 1999.

                                 SCHEDULE 4(R)

                                   INSURANCE

(i)     Sheila Davis and Bob Dingus
        Kingsport Development Company
        433 East Center Street
        Kingsport, Tn. 37660
        (423)247-7181

(ii)    CNA Insurance (Continental Casualty Company)
        P. O. Box 946220
        Maitland, FL  32794-6220
        1-800-262-5318
        Insured Name: P.V. Tel. Inc and Subsidiaries
        Scope of Insurance: Equipment Liability.

        CCC - Continental Casualty Company
        BAPP Business policy #1080133149
        Policy Term  - 04/01/1999 - 04/01/2002
        Insured Name: P.V. Tel. and Subsidiaries
        Scope of Insurance: Building Liability

        NF - National Fire Insurance Of Hartford
        Workers Compensation #1080133152
        Policy Term  -  03/08/1999 - 03/08/2000
        Insured Name: P.V. Tel. Inc. and Subsidiaries
        Scope of Insurance: Worker's Comp.

        Blue Cross/Blue Shield of Tennessee
        801 Pine Street
        Chattanooga, TN  37402
        (423)752-7564                     Janet Vandergriff (Billing Questions)
        800-565-9140 Ext 5969            Membership Services
        Group Number 81740
        Scope of Insurance: Employee Health, Dental and Life Insurance
        Insured Name: P.V. Tel. Inc. and Subsidiaries

        There are no outstanding insurance claims or issues.

                                 SCHEDULE 4(S)

                                   LITIGATION

                                      NONE

                                 SCHEDULE 4(T)

                                PRODUCT WARRANTY

Standard Terms and Conditions unless otherwise provided by state or federal tariffs:

                                       THIS AGREEMENT IS MADE BETWEEN
------------------------------------------------------------------------------------------------------------------------
II.
------------------------------------------------------------------------------------------------------------------------
Customer Name:                                                 P.V. Tel entity Name:

------------------------------------------------------------------------------------------------------------------------
Service Location Address:                                      Street Address: 1293D Professional Dr.

------------------------------------------------------------------------------------------------------------------------
City:                            State:      Zip:              City:                                State:      Zip:

------------------------------------------------------------------------------------------------------------------------
Billing Street Address:                                        Customer Service Contact Number: 800 536-1910

------------------------------------------------------------------------------------------------------------------------
City:                            State:      Zip:              Repair Contact Number: 800 536-1910

------------------------------------------------------------------------------------------------------------------------
Contact Name:                                                  Customer Service Contact Name:

------------------------------------------------------------------------------------------------------------------------

1. SERVICE: In conjunction with subscription to ______________Network services pursuant to applicable tariff, Customer orders the network services set out in this Agreement and applicable Attachment(s) (the "Service"). This service order becomes a binding contract for the Service when this Agreement has been accepted by P.V. TEL.

2. INSTALLATION DATE:_______________________ The installation date is a date that is mutually agreed upon between Customer and P.V. TEL. The in-service date for the Service shall commence on the day a P.V. TEL. employee notifies Customer that the service requested has been operational ( the in-Service Date"). This notification may be communicated in person, by telephone or in writing.

3. AGREEMENT TERM AND TERMINATION: Customer agrees to purchase the Service for an initial term of _____________ months from the in-Service Date. Unless either of the parties notifies the other party in writing of its election not to renew this agreement at least 60 days prior to the end of the initial term, this Agreement shall remain in effect following the expiration of the initial term until there after terminated by either party upon 60 days written notice to the other party, or as otherwise provided for in this Agreement. This Agreement may also be terminated under the provisions entitled Default, Delayed Performance or Insolvency.

4.       CHARGES AND PAYMENTS:

         a) The Installation Charge and Monthly Recurring Charge are listed on page 2 of this agreement or its attachment(s). The installation Charge will be billed when the service is established. The Monthly Recurring Charge will commence on the in-Service and will be billed in advance each month. Rates and charges may be adjusted periodically to reflect changes in P.V. TEL.'s filed rates and charges. After the initial term of this Agreement, P.V. TEL. may adjust the rates and charges upon 60 days written notice to Customer.

         b) Payment is due by the date indicated on the bill. Amounts remaining unpaid after the date payment is due may be assessed a late payment charge as specified and P.V. TEL.'s state tariff.

5. TERMINATION CHARGE: If prior to the in-Service Date, or during the initial term of this Agreement, Customer cancels all or any part of the Service, monetary charges shall apply as stated in the applicable tariff(s). An explanation of these charges will be provided upon request.

6. COMMISSION REGULATION: To the extent the Service is subject to the jurisdiction of a state utility regulatory commission and/or the Federal Communications Commission, the Agreement and the Service shall at all times be subject to changes, modifications, orders and rulings by these agencies. This includes changes in the Subscriber Line Charge and other charges that are regulated by these agencies. If provision of any Service pursuant to this agreement is subject to advance approval of a state regulatory commission, this Agreement shall not become effective with respect to such Service until 15 days after receipt by P.V. TEL. of written notice of such approval. If the state regulatory commission accepts this Agreement in part and rejects it in part, either party may cancel this Agreement without penalty or liability.

7. MAINTENANCE: P.V. TEL. will maintain the service at no additional charge to Customer. Customer agrees to pay P.V. TEL. its then prevailing rates for time and materials for maintenance service provided by P.V. TEL. to identify or correct any failure caused by facilities or equipment not furnished by P.V. TEL. or to repair damage or interruptions caused by Customer or Customer's equipment.

8. FACILITIES AND EQUIPMENT: Customer will obtain customer premises equipment, as necessary, which is compatible with the Service from another vendor or from P.V. TEL. pursuant to a separate agreement. Except as provided in that separate agreement, if any, P.V. TEL. is not responsible for interconnection or compatibility of any customer premises equipment with the Service. P.V. TEL. will terminate the Service on Customer's premises at Customer's point of demarcation. Extension of the termination beyond this demarcation point may be provided by P.V. TEL. at the request of Customer for an additional charge at P.V. TEL.'s prevailing time and materials rates. P.V. TEL. shall retain ownership of all facilities necessary to provide the Service to Customer's point of demarcation, including specially constructed facilities.

-----------------------------------------------------------------------------------------------------------------------
P.V. Tel provides and Customer purchases the Services and Installation as described herein. This Agreement includes important provisions concerning the limitations and liabilities, warranties and responsibilities for long distance, toll and other telecommunications charges incurred on this Service.
This Agreement is effective on the date accepted by P.V. Tel.
-----------------------------------------------------------------------------------------------------------------------
Agreed by Customer:                                            Accepted by P.V. Tel.
-----------------------------------------------------------------------------------------------------------------------
Signature:                                                     Signature:

-----------------------------------------------------------------------------------------------------------------------
Printed Name:                                                  Printed Name:

-----------------------------------------------------------------------------------------------------------------------
Title                                         Date:            Title                                         Date:

-----------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 4(W)

                               EMPLOYEE BENEFITS

Individual  Blue Cross & Blue Shield Group Benefit Plan, including:

    -     Medical
    -     Dental
    -     Short Term Disability
    -     Long Term Disability
    -     Life
    -     Supplemental Life
    -     Accidental Death and Dismemberment
    -     Supplemental Dependent Life
    -     Worker's Compensation
    -     Unemployment Compensation

-         Paid Vacation Plan

-         Executive Supplemental (Family) Medical Insurance.

-         Executive Individual Disability

-         Executive Life Insurance Plan

-         Executive Paid Vacation Plan

                                    ANNEX II

                EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES

                                       OF
                            GRACE DEVELOPMENT, INC.
                                      AND
                      AVANA TELECOMMUNICATIONS GROUP, INC.


                     PROVIDED PURSUANT TO AND AS A PART OF
                                       A
                            STOCK EXCHANGE AGREEMENT
                                     AMONG


                      AVANA TELECOMMUNICATIONS GROUP, INC.
                            GRACE DEVELOPMENT, INC.

                                      AND

                                 P.V. TEL, INC.

                          AND THE SHAREHOLDERS THEREOF






                         DATED AS OF FEBRUARY 16, 2000
                               (THE "AGREEMENT")




Any information disclosed in these Disclosure Schedules will be deemed disclosed and incorporated into each Disclosure Schedule included within the following Disclosure Schedules where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms in the following Disclosure Schedules shall have the meanings defined in the Agreement.

                                SCHEDULE 3(B)(I)

                             ORGANIZATION OF AVANA

None.

                               SCHEDULE 3(B)(II)

                          AUTHORIZATION OF TRANSACTION

None.

                               SHCEDULE 3(B)(III)

                                NONCONTRAVENTION

None.

                               SCHEDULE 3(B)(IV)

                                 BROKERS' FEES

None.

                                SCHEDULE 3(B)(V)

                                   INVESTMENT

None.

                                SCHEDULE 3(C)(I)

                             ORGANIZATION OF PARENT

None.

                               SCHEDULE 3(C)(II)

                                 AUTHORIZATION

None.

                               SCHEDULE 3(C)(III)

                                NONCONTRAVENTION

None.

                               SCHEDULE 3(C)(IV)

                                 BROKERS' FEES

None.

                                SCHEDULE 3(C)(V)

                      CAPITALIZATION; SHARE CONSIDERATION

None.

                               SCHEDULE 3(C)(VI)

                  SEC REPORTS AND PARENT FINANCIAL STATEMENTS

None.

                               SCHEDULE 3(C)(VII)

                           NO MATERIAL ADVERSE CHANGE

None.

                              SCHEDULE 3(C)(VIII)

                                  TAX MATTERS

The following Tax Returns have not been filed:

1. Grace Development, Inc. as of June 30, 1999. Original due date was September 15, 1999. No extension and no taxes are due.
2. New Millennium Multimedia, Inc. as of September 29, 1999. Consolidated return with Grace Development. Original due date was December 15, 1999. Extension until June 15, 2000. No taxes are due.
3.       WebWizard, Inc. as of December 31, 1999. Original due date is March
         15, 2000.
4.       WebWizard, Inc. as of January 21, 2000.

                                   SCHEDULE I



Coastal Growth Partners, L.P.
c/o Adrian Wilson
181 E Evans St. BTC056
Florence, SC  29506
Tax I.D. No.: 58-2312832

Peter Noce
2413 King Street
Alexandria, VA  22301
Tax I.D. No.: ###-##-####

G. Scott Brodey
18140 Montur Dr.
Hudson, FL  34667
Tax I.D. No.:  ###-##-####

Joseph T. Buck III
1009 Radcliffe Avenue
Kingsport, TN  37660
Tax I.D. No.:  ###-##-####

William A. Byrd
129 Outrigger Ln.
Columbia, SC  29212
Tax I.D. No.:  ###-##-####

Paul Reynolds
928 Folly Rd.
Myrtle Beach, SC  29577
Tax I.D. No.:  ###-##-####

                                 SCHEDULE 2(b)

                                SHARE ALLOCATION

------------------------------------------------------------------------------------------------------
                             Gross Shares          Escrow          Percentage to        Net Shares
                                                                      Escrow
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Joe Buck                       200,000              75,000             10%                125,000
------------------------------------------------------------------------------------------------------
Paul Reynolds                  197,275              75,000             10%                122,275
------------------------------------------------------------------------------------------------------
Bill Byrd                      197,275              75,000             10%                122,275
------------------------------------------------------------------------------------------------------
Coastal Growth                 606,670             225,000             30%                381,670
Partners
------------------------------------------------------------------------------------------------------
Peter Noce                     810,780             300,000             40%                510,780
------------------------------------------------------------------------------------------------------
Scott Brodey                    18,000                  --             --                  18,000
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
              Total          2,030,000             750,000            100%              1,280,000
------------------------------------------------------------------------------------------------------